Execution
STRUCTURED ASSET SECURITIES CORPORATION, as Depositor

and

WELLS FARGO BANK, N.A.,
as Trustee

___________________________

TRUST AGREEMENT

Dated as of May 1, 2008

___________________________

LEHMAN MORTGAGE TRUST
MORTGAGE PASS-THROUGH CERTIFICATES
SERIES 2008-3

TABLE OF CONTENTS

i

ii

Exhibits

Exhibit A	Forms of Certificates
Exhibit B-l	Form of Residual Certificate Transfer Affidavit (Transferee)
Exhibit B-2	Form of Residual Certificate Transfer Affidavit (Transferor)
Exhibit C	Schedule of Underlying Securities
Exhibit D	Form of Purchaser’s Letter for Institutional Accredited Investors
Exhibit E	Form of ERISA Transfer Affidavit
Exhibit F	Transaction Parties
Exhibit G-1	Additional Form 10-D Disclosure
Exhibit G-2	Additional Form 10-K Disclosure
Exhibit G-3	Additional Form 8-K Disclosure
Exhibit G-4	Additional Disclosure Notification
Exhibit H	Form Certification to be Provided to Depositor by the Trustee
Exhibit I	Relevant Servicing Criteria to be Addressed in Report on Assessment of Compliance
Exhibit J	Underlying Trust Agreement Related to the Underlying Security

iii

This TRUST AGREEMENT dated as of May 1, 2008 (the “Agreement”), is by and between STRUCTURED ASSET SECURITIES CORPORATION, a Delaware corporation, as depositor (the “Depositor”) and WELLS FARGO BANK, N.A., as trustee (the “Trustee”).

PRELIMINARY STATEMENT

The Depositor has acquired the Underlying Security (as defined herein) from Lehman Brothers Holdings Inc. (the “Seller”) and at the Closing Date is the owner of the Underlying Security and the other property being conveyed by it to the Trustee for inclusion in the Trust Fund. On the Closing Date, the Depositor will acquire the Certificates from the Trust Fund, as consideration for its transfer to the Trust Fund of the Underlying Security and the other property constituting the Trust Fund. The Depositor has duly authorized the execution and delivery of this Agreement to provide for the conveyance to the Trustee of the Underlying Security and the other property constituting the Trust Fund. All covenants and agreements made by the Depositor and the Trustee herein with respect to the Underlying Security and the other property constituting the Trust Fund are for the benefit of the Holders from time to time of the Certificates. The Depositor is entering into this Agreement, and the Trustee is accepting the Trust Fund created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

The REMIC

As provided herein, the Trustee shall elect that the Trust Fund be treated for federal income tax purposes as a single real estate mortgage investment conduit (a “REMIC”). Each Class of Certificates (other than the Class R Certificate) is hereby designated as a regular interest in the REMIC.

The Certificates

The following sets forth (or describes) the Class designation, Interest Rate, the initial Class Principal Amount and minimum denomination for each Class of Certificates issued hereunder.

Class	Initial Certificate Principal Amount	Interest Rate	Minimum Denominations
A1	$201,824,000	(1)	$25,000
A2	$ 50,456,617	(1)	$25,000
R	$ 0.00	(2)	(2)
___________

(1)	The Interest Rate with respect to any Distribution Date (and the related Accrual Period) for each of the Class A1 and Class A2 Certificates is the per annum rate equal to LIBOR plus 0.370%.

(2)	The Class R Certificate will not bear interest, and will be issued in a single Certificate representing a 100% Percentage Interest in such Class.

In consideration of the mutual agreements herein contained, the Depositor and the Trustee hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01. Definitions.

The following words and phrases, unless the context otherwise requires, shall have the following meanings:

10-K Filing Deadline: As defined in Section 6.12(f)(i).

Accountant: A person engaged in the practice of accounting who (except when this Agreement provides that an Accountant must be Independent) may be employed by or affiliated with the Depositor or an Affiliate of the Depositor.

Accrual Period: With respect to any Distribution Date and any Class of Certificates (other than the Class R Certificate), the period beginning on the immediately preceding Distribution Date (or for the first Accrual Period, on May 25, 2008) and ending on the day immediately preceding the related Distribution Date, provided that each Accrual Period (except for the first Accrual Period) shall be comprised of 30 days. Interest shall accrue on such Class of Certificates (other than the Class R Certificate) on the basis of a 360-day year comprising twelve 30-day months.

Act: As defined in Section 8.03(a).

Additional Form 10-D Disclosure: As defined in Section 6.12(e)(i).

Additional Form 10-K Disclosure: As defined in Section 6.12(f)(i).

Adverse REMIC Event: As defined in Section 10.01(e).

Affiliate: With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Aggregate Voting Interests: The aggregate of the Voting Interests of all the Certificates under this Agreement.

Agreement: This Trust Agreement and all amendments and supplements hereto.

Authenticating Agent: Any authenticating agent appointed by the Trustee pursuant to Section 6.09.

Authorized Officer: Any Person who may execute an Officer’s Certificate, as specified in the definition thereof, on behalf of the Depositor.

Back-Up Certification: As defined in Section 6.12(e)(iv).

Book-Entry Certificates: Beneficial interests in Certificates designated as “Book-Entry Certificates” in this Agreement, ownership and transfers of which shall be evidenced or made through book entries by a Clearing Agency as described in Section 3.09; provided, that after the occurrence of a condition whereupon book-entry registration and transfer are no longer permitted and Definitive Certificates are to be issued to Certificate Owners, such Book-Entry Certificates shall no longer be “Book-Entry Certificates.” As of the Closing Date, all of the Classes of Certificates listed on the Class Table, other than the Class R Certificate, constitute Book-Entry Certificates.

Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which the Federal Reserve or banking institutions in New York, Maryland, Minnesota or Colorado, or, if other than New York, the city in which the Corporate Trust Office of the Trustee is located, are authorized by law or executive order to be closed.

Carryforward Interest: With respect to each Class of Senior Certificates and any Distribution Date, the sum of (1) the amount, if any, by which (x) the sum of (A) Current Interest for such Class for the immediately preceding Distribution Date and (B) any unpaid Carryforward Interest for such Class from previous Distribution Dates exceeds (y) the amount distributed in respect of interest on such Class on such immediately preceding Distribution Date and (2) interest on such amount for the related Accrual Period at the applicable Interest Rate.

Certificate: Any one of the certificates signed and countersigned by the Trustee in substantially one of the forms attached hereto as Exhibit A.

Certificate Account: The account maintained by the Trustee in accordance with the provisions of Section 4.01.

Certificate Owner: With respect to a Book-Entry Certificate, the Person who is the owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency) and with respect to Certificates other than Book-Entry Certificates, the Holder.

Certificate Principal Amount: With respect to any Certificate (other than a Class R Certificate), at the time of determination, the maximum specified dollar amount of principal to which the Holder thereof is then entitled hereunder, such amount being equal to the initial principal amount set forth on the face of such Certificate, less the amount of all principal distributions previously made with respect to such Certificate and all Realized Loss Amounts allocated to such Certificate. For purposes of Article V hereof, unless specifically provided to the contrary, Certificate Principal Amounts shall be determined as of the close of business of the immediately preceding Distribution Date, after giving effect to all distributions made on such date. The Class R Certificate is issued without a Certificate Principal Amount.

Certificate Register and Certificate Registrar: The register maintained and the registrar appointed pursuant to Section 3.02.

Certificateholder: The meaning provided in the definition of “Holder.”

Certification Parties: As defined in Section 6.12(e)(iv).

Certifying Person: As defined in Section 6.12(e)(iv).

Class: All Certificates bearing the same class designation.

Class A1 Certificates: The Class of Certificates with the characteristics as set forth in the Class Table.

Class A2 Certificates: The Class of Certificates with the characteristics as set forth in the Class Table.

Class Principal Amount: With respect to each Class of Certificates other than the Class R Certificate, the aggregate of the Certificate Principal Amounts of all Certificates of such Class at the date of determination. With respect to the Class R Certificate, zero.

Class R Certificate: The Class of Certificates with the characteristics as set forth in the Class Table.

Class Table: The table in the Preliminary Statement under “The Certificates” setting forth the characteristics of each Class of Certificates.

Clearing Agency: An organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act. As of the Closing Date, the Clearing Agency shall be The Depository Trust Company.

Clearing Agency Participant: A broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

Clearstream: Clearstream Banking Luxembourg, and any successor thereto.

Closing Date: May 30, 2008.

Code: The Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

Commission: U.S. Securities and Exchange Commission.

Corporate Trust Office: With respect to the Trustee, the principal corporate trust office at which, at any particular time, its corporate trust business shall be administered, which office at the date hereof is located at (a) for purposes of presentment, exchange and surrender of the Certificates, Wells Fargo Bank, N.A., Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services, LMT 2008-3 and (b) for all other purposes, Wells Fargo Bank, N.A., 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: Client Service Manager, LMT 2008-3.

Current Interest: With respect to each Class of Senior Certificates and with respect to any Distribution Date, the aggregate amount of interest accrued at the applicable Interest Rate during the related Accrual Period on the Class Principal Amount of such Class immediately prior to such Distribution Date.

Cut-off Date: May 1, 2008.

Cut-off Month: May 2008.

Definitive Certificate: A Certificate of any Class issued in definitive, fully registered, certificated form.

Depositor: Structured Asset Securities Corporation, a Delaware corporation having its principal place of business in New York, or its successors in interest.

Disqualified Organization: A “disqualified organization” as defined in Section 860E(e)(5) of the Code.

Distribution Date: The 25th day of each month, or, if such 25th day is not a Business Day, the next succeeding Business Day commencing in June 2008.

Distribution Date Statement: As defined in Section 4.03(a) hereof.

Due Period: With respect to each Underlying Distribution Date and each Underlying Mortgage Loan, the period beginning on the second day of the month preceding the month in which such Underlying Distribution Date occurs and ending on the first day of the month in which such Underlying Distribution Date occurs.

Eligible Account: Either (i) an account or accounts maintained with a federal or state chartered depository institution or trust company which have been rated by each Rating Agency in one of its two highest long-term and its highest short-term rating categories, respectively, at the time any amounts are held on deposit therein, provided, that following a downgrade, withdrawal, or suspension of such institution’s rating below such ratings set forth above, each account shall promptly (and in any case within not more than 30 calendar days) be moved to an Eligible Account or to one or more segregated trust accounts in the trust department of such institution which has the required ratings, or (ii) a segregated trust account or accounts (which shall be a “special deposit account”) maintained with the Trustee or any other federal or state chartered depository institution or trust company, acting in its fiduciary capacity, in a manner acceptable to the Trustee and the Rating Agencies.

ERISA: The Employee Retirement Income Security Act of 1974, as amended.

ERISA-Qualifying Underwriting: A best efforts or firm commitment underwriting or private placement that meets the requirements of an Underwriter’s Exemption.

ERISA-Restricted Certificate: Any (1) Class R Certificate or (2) any Certificate with a rating below the lowest applicable rating permitted under the Underwriter’s Exemption.

Euroclear: JPMorgan Chase Bank, Brussels office, as operator of the Euroclear System.

Exchange Act: The Securities and Exchange Act of 1934, as amended.

Exchange Act Signing Party: The Depositor.

Expense Cap: On a calendar year basis and as of any Distribution Date in such calendar year, the excess of (1) $200,000 over (2) any costs, expenses and liabilities reimbursable to the Trustee applied on previous Distribution Dates in reduction of the Interest Remittance Amounts for such Distribution Dates.

FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

Final Scheduled Distribution Date: With respect to each Class of Certificates, the Distribution Date in February 2037.

Fitch: Fitch Ratings or any successor in interest.

Form 8-K Disclosure Information: As defined in Section 6.12(g)(i).

Form 10-K Certification: The certification required pursuant to Rule 13a-14 under the Exchange Act.

Holder or Certificateholder: The registered owner of any Certificate as recorded on the books of the Certificate Registrar except that, solely for the purposes of taking any action or giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor, the Trustee or any Affiliate thereof shall be deemed not to be outstanding in determining whether the requisite percentage necessary to effect any such consent has been obtained, except that, in determining whether the Trustee shall be protected in relying upon any such consent, only Certificates which a Responsible Officer of the Trustee knows to be so owned shall be disregarded. The Trustee may request and conclusively rely on certifications by the Depositor in determining whether any Certificates are registered to an Affiliate of the Depositor.

Independent: When used with respect to any Accountants, a Person who is “independent” within the meaning of Rule 2-01(b) of the Commission’s Regulation S-X. When used with respect to any other Person, a Person who (a) is in fact independent of another specified Person and any Affiliate of such other Person, (b) does not have any material direct financial interest in such other Person or any Affiliate of such other Person, and (c) is not connected with such other Person or any Affiliate of such other Person as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

Initial LIBOR Rate: 2.3925% per annum.

Interest Rate: With respect to each Class of Certificates, the applicable per annum rate formula specified or determined as provided in the Class Table.

Interest Remittance Amount: With respect to each Class of Offered Certificates and any Distribution Date, the excess, if any, of (i) the amount of interest received by the Trustee in respect of the Underlying Security on the related Underlying Distribution Date over (ii) any costs, expenses or indemnification amounts reimbursable to the Trustee (but in no event shall such costs, expenses or indemnification amounts exceed the Expense Cap for the calendar year related to such Distribution Date).

Latest Possible Maturity Date: The Distribution Date occurring in February, 2037.

LBH: Lehman Brothers Holdings Inc., or any successor in interest.

LIBOR: (a) With respect to the first Accrual Period, the Initial LIBOR Rate. With respect to each subsequent Accrual Period, a per annum rate determined on the LIBOR Determination Date in the following manner by the Trustee on the basis of the “Interest Settlement Rate” set by the British Bankers’ Association (the “BBA”) for one-month United States dollar deposits, as such rates appear on the Reuters Screen “LIBOR01,” as of 11:00 a.m. (London time) on such LIBOR Determination Date.

(b) If on such a LIBOR Determination Date, the BBA’s Interest Settlement Rate does not appear on the Reuters Screen “LIBOR01” as of 11:00 a.m. (London time), or if the Reuters Screen LIBOR01 is not available on such date, the Trustee will obtain such rate from the Bloomberg L.P. page “US0001M.” If any such rate is not published for such LIBOR Determination Date, LIBOR for such date will be the most recently published Interest Settlement Rate. In the event that the BBA no longer sets an Interest Settlement Rate, the Trustee will designate an alternative index that has performed, or that the Trustee expects to perform, in a manner substantially similar to the BBA’s Interest Settlement Rate. The Trustee will select a particular index as the alternative index only if it receives an Opinion of Counsel (a copy of which shall be furnished to the Trustee), which opinion shall be an expense reimbursed from the Certificate Account pursuant to Section 4.01, that the selection of such index will not cause any of the REMICs to lose their classification as REMICs for federal income tax purposes.

(c) The establishment of LIBOR by the Trustee and the Trustee’s subsequent calculation of the Interest Rate applicable to the LIBOR Certificates for the relevant Accrual Period, in the absence of manifest error, will be final and binding.

LIBOR Business Day: Any day on which banks in London, England and The City of New York are open and conducting transactions in foreign currency and exchange.

LIBOR Certificate: Any Class A1 or Class A2 Certificate.

LIBOR Determination Date: The second LIBOR Business Day preceding the commencement of each Accrual Period (other than the first Accrual Period).

Mortgage Pool: The Underlying Mortgage Loans in the aggregate.

Non-Book-Entry Certificate: Any Certificate other than a Book-Entry Certificate.

Non-permitted Foreign Holder: As defined in Section 3.03(f).

Non-U.S. Person: Any person other than a “United States person” within the meaning of Section 7701(a)(30) of the Code.

Offered Certificates: The Class A1 Certificates and the Class A2 Certificates.

Officer’s Certificate: A certificate signed by the Chairman of the Board, any Vice Chairman, the President, any Vice President or any Assistant Vice President of a Person, and in each case delivered to the Trustee.

Opinion of Counsel: A written opinion of counsel, reasonably acceptable in form and substance to the Trustee or the Depositor, as applicable, and who may be in-house or outside counsel to the Depositor or the Trustee but which must be Independent outside counsel with respect to any such opinion of counsel concerning the transfer of any Residual Certificate or concerning certain matters with respect to ERISA, or the taxation, or the federal income tax status, of each REMIC.

Paying Agent: Any paying agent appointed pursuant to Section 3.08.

Percentage Interest: With respect to any Certificate and the related Class, such Certificate’s percentage interest in the undivided beneficial ownership interest in the Trust Fund evidenced by all Certificates of the same Class as such Certificate. With respect to the Class R Certificate, the Percentage Interest evidenced thereby shall be as specified on the face thereof, or otherwise be equal to 100%.

Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Placement Agent: Lehman Brothers Inc.

Plan Asset Regulations: The Department of Labor regulations set forth in 29 C.F.R. 2510.3-101.

Plan: An employee benefit plan or other retirement arrangement which is subject to Section 406 of ERISA and/or Section 4975 of the Code or any entity whose underlying assets include such plan’s or arrangement’s assets by reason of their investment in the entity.

Pool 2: The mortgage pool consisting of those Underlying Mortgage Loans constituting Pool 2 of the Underlying Trust Fund, and which shall further consist of Collateral Group 2A, Collateral Group 2B and Collateral Group 2C (each as defined in the Underlying Trust Agreement).

Principal Remittance Amount: With respect to any Distribution Date, the aggregate amount of principal received by the Trustee in respect of the Underlying Security on the related Underlying Distribution Date.

Proceeding: Any suit in equity, action at law or other judicial or administrative proceeding.

Prospectus: The prospectus supplement dated May 29, 2008, together with the accompanying prospectus dated May 29, 2008, relating to the Offered Certificates.

QIB: A “qualified institutional buyer” as defined in Rule 144A under the Securities Act.

Rating Agency: Each of Fitch and S&P.

Realized Loss Amount: With respect to any Distribution Date, the excess of the aggregate Class Principal Amount of the Offered Certificates over the principal balance of the Underlying Security for such Distribution Date, in each case after giving effect to all distributions of principal on such Distribution Date.

Record Date: With respect to each Distribution Date and each Class of Offered Certificates, the Business Day immediately preceding the related Distribution Date. With respect to the Class R Certificate and any Class of Definitive Certificates and any Distribution Date, the last Business Day of the month immediately preceding the month in which the Distribution Date occurs (or, in the case of the first Distribution Date, the Closing Date).

Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

Reimbursement Amount: Not applicable.

Relevant Servicing Criteria: The Servicing Criteria applicable to each party, as set forth on Exhibit I attached hereto. Multiple parties can have responsibility for the same Relevant Servicing Criteria. With respect to a Servicing Function Participant engaged by the Paying Agent or the Trustee, the term “Relevant Servicing Criteria” may refer to a portion of the Relevant Servicing Criteria applicable to such parties.

REMIC: The pool of assets in the Trust Fund designated as a REMIC pursuant to Section 10.01(a) hereof.

REMIC Provisions: The provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at sections 860A through 86OG of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations, including proposed regulations and rulings, and administrative pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

Reportable Event: As defined in Section 6.12(f)(i).

Reporting Servicer: As defined in Section 6.12(e)(i).

Residual Certificate: The Class R Certificate.

Responsible Officer: When used with respect to the Trustee, any Vice President, Assistant Vice President, the Secretary, any assistant secretary, any Trust Officer, the Treasurer, or any assistant treasurer, working in its Corporate Trust Office and having direct responsibility for the administration of this Agreement.

Restricted Certificate: Any Class R Certificate.

Reuters Screen “LIBOR01”: The display page currently so designated on the Reuters Monitor Money Rates Service (or such other page as may replace that page for the purpose of displaying comparable rates or prices).

Rules: As defined in Section 6.12(d).

S&P: Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor in interest.

Sarbanes Oxley Act: The Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission promulgated thereunder (including any interpretations thereof by the Commission’s staff).

Sarbanes-Oxley Certification: A written certification covering the activities of all Servicing Function Participants and signed by an officer of the Exchange Act Signing Party that complies with Section 302 of the Sarbanes-Oxley Act, as amended from time to time.

Scheduled Certificate: None.

Scheduled Principal Balance: With respect to any Distribution Date, the aggregate scheduled principal balance of the underlying Mortgage Loans as reflected in the related Underlying Distribution Date Statement.

Securities Act: The Securities Act of 1933, as amended.

Securities Intermediary: The meaning specified in Section 8-102(a)(14) of the UCC. The Securities Intermediary shall be Wells Fargo Bank, N.A.

Securities Purchase Agreement: The Securities Purchase Agreement dated the Closing Date between Lehman Brothers Holdings Inc., as seller, and the Depositor, as purchaser.

Seller: LBH or any successor in interest, as the context may require.

Senior Certificates: The Class A1 and Class A2 Certificates.

Servicing Function Participant: Any Subcontractor or any other Person, other than the Paying Agent and the Trustee, that is participating in the servicing function within the meaning of Regulation AB.

Specified Rating: A rating of “AAA” by Fitch and “AAA” by S&P.

Sponsor: LBH.

Startup Day: The day designated as such pursuant to Section 2.03 hereof.

Subcontractor: Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as “servicing” is commonly understood by participants in the mortgage-backed securities market) but performs one or more discrete material functions required to be performed by the Trustee under this Agreement, any servicing agreement or any subservicing agreement, as identified in Item 1122(d) of Regulation AB, under the direction or authority of the Trustee.

Tax Matters Person: The “tax matters person” as specified in the REMIC Provisions.

Treasury Regulations: U.S. Department of Treasury regulations issued in temporary or final form.

Trust Fund: The corpus of the Lehman Mortgage Trust 2008-3 created pursuant to this Agreement, consisting of (i) the Underlying Security, (ii) all distributions on the Underlying Security payable after the Closing Date, and (iii) all amounts held from time to time by the Trustee in the Certificate Account.

Trust Fund Termination Event: As defined in Section 7.01(a).

Trustee: Wells Fargo Bank, N.A., and its successors or assigns, not in its individual capacity but solely as Trustee, or if any successor trustee or any co-trustee shall be appointed as herein provided, then such successor trustee and such co-trustee, as the case may be.

UCC: The Uniform Commercial Code as adopted in the State of New York.

Underlying Custodians: As of the Cut-off Date, Deutsche Bank National Trust Company, LaSalle Bank National Association and U.S. Bank National Association, each in their capacity as a custodian of the related Underlying Mortgage Loans, or any successor thereto.

Underlying Custodial Agreement: Each custodial agreement between the Underlying Trustee and an Underlying Custodian.

Underlying Cut-off Date: January 1, 2007.

Underlying Distribution Date: The 25th day of each month or, if the 25th day is not a Business Day, the next succeeding Business Day.

Underlying Distribution Date Statement: The report provided by the Underlying Trustee to the holder of Underlying Security in connection with each Underlying Distribution Date.

Underlying Exchange Trust Agreement: The Exchange Trust Agreement dated as of January 1, 2007, entered into by and among Structured Asset Securities Corporation and the Trustee for the issuance of certain exchange and exchangeable certificates.

Underlying Master Servicer: Aurora Loan Services LLC, or its successor in interest.

Underlying Mortgage Loan: The conventional, fixed rate, fully amortizing and balloon, first lien residential mortgage loans included in Pool 2 of the Underlying Trust Fund as of the Closing Date.

Underlying Prospectus: The prospectus supplement dated January 27, 2007, together with the accompanying prospectus dated November 13, 2006, relating to the Underlying Security.

Underlying Security: The class of securities identified on Exhibit C hereto.

Underlying Trust Agreement: The trust agreement dated as of January 1, 2007, among the Depositor, the Underlying Master Servicer and the Underlying Trustee and attached as Exhibit J hereto.

Underlying Trust Fund: The trust fund established under the Underlying Trust Agreement in connection with the Underlying Mortgage Loans.

Underlying Trustee: Wells Fargo Bank, N.A.

Underwriter: Lehman Brothers Inc.

Underwriter’s Exemption: Prohibited Transaction Exemption 2007-5, 72 Fed. Reg. 13130 (2007), as amended (or any successor thereto), or any substantially similar administrative exemption granted by the U.S. Department of Labor.

Voting Interests: The portion of the voting rights of all the Certificates that is allocated to any Certificate for purposes of the voting provisions of this Agreement. 1% of all Voting Interests shall be allocated to the Class R Certificate and the remaining Classes of Certificates shall be allocated the remaining percentage of all Voting Interests. Voting Interests shall be allocated among the other Classes of Certificates (and among the Certificates of each such Class) in proportion to their Class Principal Amounts (or Certificate Principal Amounts).

Section 1.02. Calculations Respecting Accrued Interest.

Accrued interest, if any, on any Certificate shall be calculated based upon a 360-day year consisting of twelve 30-day months.

ARTICLE II

DECLARATION OF TRUST;
ISSUANCE OF CERTIFICATES

Section 2.01. Creation and Declaration of Trust Fund; Conveyance of Underlying Security.

(a) The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, convey, sell and assign to the Trustee, on behalf of the Holders of the Certificates, without recourse, all the right, title and interest of the Depositor in and to the Underlying Security, including all distributions thereon payable on and after the Underlying Distribution Date in the Cut-off Month. In connection with such assignment, the Depositor shall have caused the Underlying Security to be registered with the Depository in the name of the Securities Intermediary for the account of the Trustee, as trustee, together with such opinions of counsel and other documents as shall be necessary to cause registration of transfer of such Underlying Security to the Trustee to be made and, if applicable, to obtain a duly issued and authenticated physical certificate evidencing such Underlying Security registered in the name of the Trustee or its nominee, and a copy (which may be on electronic media) of the Underlying Trust Agreement.. The assignment of the Underlying Security accomplished hereby is absolute and is intended as a sale. The Depositor represents and covenants that the Underlying Security as of the Closing Date is free and clear of any right, charge, security interest or lien or claim in favor of the Depositor or any person claiming through the Depositor and that the Depositor has, as of the Closing Date, the right to assign the Underlying Security to the Trustee. The Depositor shall cooperate with the Trustee in providing any required transfer documentation with respect to such conveyance. Any payment received by the Depositor on or prior to the Closing Date which shall be due to the Trustee hereunder shall be paid immediately upon receipt to the Trustee and in no event later than the Closing Date. Any payment received by the Depositor after the Closing Date as a distribution on the Underlying Security and which is due to the Trustee hereunder shall be paid to the Trustee immediately upon receipt of such payment.

In the event that any Underlying Security is not registered on the Closing Date in the name of the Trustee, the Trustee shall take all reasonable action necessary to cause such Underlying Security to be so registered as promptly as practicable (provided that, except as provided herein, the Trustee shall not thereby assume any other of the Depositor’s obligations hereunder).

In the event that any Underlying Security has not been delivered or transferred to the Trustee, together, in the case of Underlying Security in definitive form, with any documentation necessary to effect the assignment thereof to the Trustee, within five Business Days after the Closing Date, the Depositor shall immediately repurchase such Underlying Security for a price equal to the purchase price paid by the Depositor thereof as specified in the Securities Purchase Agreement, plus interest accrued thereon at the interest rate at which the Underlying Security bears interest from the Closing Date until the date of repurchase.

It is the intention of the Depositor that the transfer and assignment of the Underlying Security shall constitute a sale from the Depositor to the Trustee for the benefit of the Certificateholders and that such Underlying Security shall not be a part of the Depositor’s property or estate for any purpose under state or federal law, including without limitation in the event of the insolvency of the Depositor. In the event the transfer and assignment of the Underlying Security contemplated by this Agreement is deemed to be other than a sale notwithstanding the intent of the parties hereto, this Agreement shall be deemed to be and in such event hereby is the grant of a security interest from the Depositor to the Trustee, and the Trustee shall have all the rights, powers and privileges of a secured party under the UCC in effect in the applicable jurisdiction. In such event, the Depositor agrees to take such action and execute such documents as shall be necessary in order to fully realize the benefits of such secured party status, including, without limitation, powers of attorney, financing statements, notices of lien or other instruments or documents.

(b) The issuing entity is hereby named Lehman Mortgage Trust, Series 2008-3.

Section 2.02. Issuance of Certificates.

The Trustee acknowledges the transfer and delivery to it of the Underlying Security in the manner described in Section 2.01 hereof and declares that the Trustee holds and will hold such Underlying Security in trust for the benefit of all present and future Certificateholders and, concurrently with such transfer and delivery, has caused to be duly executed, authenticated and delivered to or upon the order of the Depositor the Certificates in authorized denominations, registered in such names as the Depositor has requested.

Section 2.03. Designation of Start-up Day.

The Closing Date is hereby designated as the “start-up day” of the REMIC within the meaning of Section 860G(a)(9) of the Code

Section 2.04. REMIC Certificate Maturity Date.

Solely for purposes of satisfying Section 1.860G-1(a)(4)(iii) of the Treasury Regulations, the “latest possible maturity date” of the Certificates is the Distribution Date five years after the latest “Final Payment Date” for the Underlying Security as specified in Annex C to the Prospectus.

Section 2.05. Representations and Warranties of the Depositor.

The Depositor hereby represents and warrants to the Trustee, for the benefit of Certificateholders, as of the Closing Date or such other date as is specified, that:

(i) the Depositor is a corporation duly organized, validly existing and in good standing under the laws governing its creation and existence and has full corporate power and authority to own its property, to carry on its business as presently conducted, to enter into and perform its obligations under this Agreement, and to create the trust pursuant hereto;

(ii) the execution and delivery by the Depositor of this Agreement have been duly authorized by all necessary corporate action on the part of the Depositor; neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Depositor or its properties or the certificate of incorporation or bylaws of the Depositor;

(iii) the execution, delivery and performance by the Depositor of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except such as has been obtained, given, effected or taken prior to the date hereof;

(iv) this Agreement has been duly executed and delivered by the Depositor and, assuming due authorization, execution and delivery by the Trustee and the Master Servicer constitutes a valid and binding obligation of the Depositor enforceable against it in accordance with its terms except as such enforceability may be subject to (A) applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally and (B) general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law;

(v) there are no actions, suits or proceedings pending or, to the knowledge of the Depositor, threatened or likely to be asserted against or affecting the Depositor, before or by any court, administrative agency, arbitrator or governmental body (A) with respect to any of the transactions contemplated by this Agreement or (B) with respect to any other matter which in the judgment of the Depositor will be determined adversely to the Depositor and will if determined adversely to the Depositor materially and adversely affect it or its business, assets, operations or condition, financial or otherwise, or adversely affect its ability to perform its obligations under this Agreement;

(vi) immediately prior to the assignment and transfer by the Depositor of the Underlying Security to the Trustee, the Depositor was the sole owner of the Underlying Security and had full right and authority to sell, assign and transfer the Underlying Security, subject to no prior lien, claim, participation interest, mortgage, security interest, pledge, charge or other encumbrance or other interest of any nature;

(vii) as of the Closing Date, the Depositor has transferred all right, title and interest in the Underlying Security to the Trustee; and

(viii) the Depositor has not transferred the Underlying Security to the Trustee with any intent to hinder, delay or defraud any of its creditors.

ARTICLE III

THE CERTIFICATES

Section 3.01. The Certificates.

(a) The Certificates shall be issuable in registered form only and shall be securities governed by Article 8 of the New York Uniform Commercial Code. The Book-Entry Certificates will be evidenced by one or more certificates, beneficial ownership of which will be held in the dollar denominations in Certificate Principal Amount specified herein. Each Class of Book-Entry Certificates shall be issued in the minimum denominations in Certificate Principal Amount specified in the Preliminary Statement hereto and in integral multiples of $1 in excess thereof. The Residual Certificate shall be issued as a single Certificate and maintained in definitive, fully registered form in a minimum denomination equal to 100% of the Percentage Interest of such Class. The Certificates may be issued in the form of typewritten certificates. One Certificate of each Class of Certificates other than the Residual Certificate may be issued in any denomination in excess of the minimum denomination.

(b) The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized signatory. Each Certificate shall, on original issue, be authenticated by the Trustee upon the order of the Depositor upon receipt by the Trustee of the Underlying Security pursuant to Section 2.01. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein, executed by an authorized signatory of the Trustee or the Authenticating Agent, if any, by manual signature, and such certification upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. At any time and from time to time after the execution and delivery of this Agreement, the Depositor may deliver Certificates executed by the Depositor to the Trustee or the Authenticating Agent for authentication and the Trustee or the Authenticating Agent shall authenticate and deliver such Certificates as in this Agreement provided and not otherwise.

Section 3.02. Registration.

The Trustee is hereby appointed, and hereby accepts its appointment as, Certificate Registrar in respect of the Certificates and shall maintain books for the registration and for the transfer of Certificates (the “Certificate Register”). The Certificate Registrar may resign or be discharged or removed and a new successor may be appointed by the Trustee in accordance with the procedures and requirements set forth in Sections 6.06 and 6.07 hereof with respect to the resignation, discharge or removal of the Trustee and the appointment of a successor Trustee. The Certificate Registrar may appoint, by a written instrument delivered to the Holders and the Depositor, any bank or trust company to act as co-registrar under such conditions as the Certificate Registrar may prescribe; provided, however, that the Certificate Registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment.

Section 3.03. Transfer and Exchange of Certificates.

(a) A Certificate (other than Book-Entry Certificates which shall be subject to Section 3.09 hereof) may be transferred by the Holder thereof only upon presentation and surrender of such Certificate at the office of the Certificate Registrar duly endorsed or accompanied by an assignment duly executed by such Holder or his duly authorized attorney in such form as shall be satisfactory to the Certificate Registrar. Upon the transfer of any Certificate in accordance with the preceding sentence, the Trustee shall execute, and the Trustee or any Authenticating Agent shall authenticate and deliver to the transferee, one or more new Certificates of the same Class and evidencing, in the aggregate, the same aggregate Certificate Principal Amount or Percentage Interest as the Certificate being transferred. No service charge shall be made to a Certificateholder for any registration of transfer of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any registration of transfer of Certificates.

(b) A Certificate may be exchanged by the Holder thereof for any number of new Certificates of the same Class, in authorized denominations, representing in the aggregate the same Certificate Principal Amount or Percentage Interest as the Certificate surrendered, upon surrender of the Certificate to be exchanged at the office of the Certificate Registrar duly endorsed or accompanied by a written instrument of transfer duly executed by such Holder or his duly authorized attorney in such form as is satisfactory to the Certificate Registrar. Certificates delivered upon any such exchange will evidence the same obligations, and will be entitled to the same rights and privileges, as the Certificates surrendered. No service charge shall be made to a Certificateholder for any exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any exchange of Certificates. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, and the Trustee or the Authenticating Agent shall authenticate, date and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

(c) By acceptance of a Restricted Certificate, whether upon original issuance or subsequent transfer, each Holder of such a Certificate acknowledges the restrictions on the transfer of such Certificate set forth thereon and agrees that it will transfer such a Certificate only as provided herein.

The following restrictions shall apply with respect to the transfer and registration of transfer of a Restricted Certificate to a transferee that takes delivery in the form of a Definitive Certificate:

(i) The Certificate Registrar shall register the transfer of a Restricted Certificate if the requested transfer is (x) to the Depositor or the Placement Agent or to an affiliate (as defined in Rule 405 under the Securities Act) of the Depositor or the Placement Agent or (y) being made to a QIB by a transferor that has provided the Trustee with a certificate in the form of Exhibit D hereto; and

(ii) The Certificate Registrar shall register the transfer of a Restricted Certificate if the requested transfer is being made to an “accredited investor” under Rule 501(a)(1), (2), (3) or (7) under the Securities Act by a transferor who furnishes to the Trustee a letter of the transferee substantially in the form of Exhibit D hereto.

(d) No transfer of an ERISA-Restricted Certificate in the form of a Definitive Certificate shall be made to any Person or shall be effective unless the Certificate Registrar has received (A) a certificate substantially in the form of Exhibit E hereto (or Exhibit B-1, in the case of a Residual Certificate) from such transferee or (B) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar to the effect that the purchase and holding of such a Certificate will not constitute or result in prohibited transactions under Title I of ERISA or Section 4975 of the Code and will not subject the Trustee, the Certificate Registrar or the Depositor to any obligation in addition to those undertaken in the Agreement; provided, however, that the Certificate Registrar will not require such certificate or opinion in the event that, as a result of a change of law or otherwise, the Certificate Registrar receives an Opinion of Counsel to the effect that the purchase and holding of an ERISA-Restricted Certificate by a Plan or a Person that is purchasing or holding such a Certificate with the assets of a Plan will not constitute or result in a prohibited transaction under Title I of ERISA or Section 4975 of the Code. Each Transferee of an ERISA-Restricted Certificate that is a Book-Entry Certificate shall be deemed to have made the representations set forth in Exhibit E. The preparation and delivery of the certificate and opinions referred to above shall not be an expense of the Trust Fund, the Trustee, the Certificate Registrar or the Depositor.

Notwithstanding the foregoing, no opinion or certificate shall be required for the initial issuance of the ERISA-Restricted Certificates. The Trustee and the Certificate Registrar shall have no obligation to monitor transfers of Book-Entry Certificates that are ERISA-Restricted Certificates and shall have no liability for transfers of such Certificates in violation of the transfer restrictions. The Trustee and the Certificate Registrar shall be under no liability to any Person for any registration of transfer of any ERISA-Restricted Certificate that is in fact not permitted by this Section 3.03(d) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Certificate Registrar in accordance with the foregoing requirements. The Trustee and the Certificate Registrar shall be entitled, but not obligated, to recover from any Holder of any ERISA-Restricted Certificate that was in fact a Plan or a Person acting on behalf of a Plan any payments made on such ERISA-Restricted Certificate at and after either such time. Any such payments so recovered by the Trustee and the Certificate Registrar shall be paid and delivered by the Trustee and the Certificate Registrar to the last preceding Holder of such Certificate that is not such a Plan or Person acting on behalf of a Plan.

If any ERISA-Restricted Certificate, or any interest therein, is acquired or held in violation of the provisions of the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that Certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of an ERISA-Restricted Certificate, or interest therein, was effected in violation of the provisions of the preceding paragraph shall indemnify to the extent permitted by law and hold harmless the Depositor and the Trustee from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

The Trustee shall not be under any liability to any Person for any registration of transfer of any ERISA-Restricted Certificate that is in fact not permitted by this Section 3.03(d) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Trustee in accordance with the foregoing requirements.

(e) As a condition of the registration of transfer or exchange of any Certificate, the Certificate Registrar may require the certified taxpayer identification number of the owner of the Certificate and the payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith; provided, however, that the Certificate Registrar shall have no obligation to require such payment or to determine whether or not any such tax or charge may be applicable. No service charge shall be made to the Certificateholder for any registration, transfer or exchange of Certificate.

(f) Notwithstanding anything to the contrary contained herein, no Residual Certificate may be owned, pledged or transferred, directly or indirectly, by or to (i) a Disqualified Organization or (ii) an individual, corporation or partnership or other person unless such person is (A) not a Non-U.S. Person or (B) is a Non-U.S. Person that holds a Residual Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trustee with an effective Internal Revenue Service Form W-8ECI or successor form at the time and in the manner required by the Code (any such person who is not covered by clause (A) or (B) above is referred to herein as a “Non-permitted Foreign Holder”).

Prior to and as a condition of the registration of any transfer, sale or other disposition of a Residual Certificate, the proposed transferee shall deliver to the Trustee an affidavit in substantially the form attached hereto as Exhibit B-1 representing and warranting, among other things, that such transferee is neither a Disqualified Organization, an agent or nominee acting on behalf of a Disqualified Organization, nor a Non-permitted Foreign Holder (any such transferee, a “Permitted Transferee”) and the proposed transferor shall deliver to the Trustee an affidavit in substantially the form attached hereto as Exhibit B-2. In addition, the Trustee may (but shall have no obligation to) require, prior to and as a condition of any such transfer, the delivery by the proposed transferee of an Opinion of Counsel, addressed to the Depositor and the Trustee satisfactory in form and substance to the Depositor, that such proposed transferee or, if the proposed transferee is an agent or nominee, the proposed beneficial owner, is not a Disqualified Organization, agent or nominee thereof, or Non-permitted Foreign Holder. Notwithstanding the registration in the Certificate Register of any transfer, sale, or other disposition of a Residual Certificate to a Disqualified Organization, an agent or nominee thereof, or Non-permitted Foreign Holder, such registration shall be deemed to be of no legal force or effect whatsoever and such Disqualified Organization, agent or nominee thereof, or Non-permitted Foreign Holder shall not be deemed to be a Certificateholder for any purpose hereunder, including, but not limited to, the receipt of distributions on such Residual Certificate. The Trustee shall not be under any liability to any person for any registration or transfer of a Residual Certificate to a Disqualified Organization, agent or nominee thereof, or Non-permitted Foreign Holder or for the maturity of any payments due on such Residual Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of the Agreement, so long as the transfer was effected in accordance with this Section 3.03(f), unless a Responsible Officer of the Trustee shall have actual knowledge at the time of such transfer or the time of such payment or other action that the transferee is a Disqualified Organization, agent or nominee thereof, or Non-permitted Foreign Holder. The Trustee shall be entitled to recover from any Holder of a Residual Certificate that was a Disqualified Organization, agent or nominee thereof, or Non-permitted Foreign Holder at the time it became a Holder or any subsequent time it became a Disqualified Organization, agent or nominee thereof, or Non-permitted Foreign Holder, all payments made on such Residual Certificate at and after either such times (and all costs and expenses, including but not limited to attorneys’ fees, incurred in connection therewith). Any payment (not including any such costs and expenses) so recovered by the Trustee shall be paid and delivered to the last preceding Holder of such Residual Certificate.

If any purported transferee shall become a registered Holder of a Residual Certificate in violation of the provisions of this Section 3.03(f), then upon receipt of written notice to the Trustee that the registration of transfer of such Residual Certificate was not in fact permitted by this Section 3.03(f), the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of such registration of transfer of such Residual Certificate. The Trustee shall be under no liability to any Person for any registration of transfer of a Residual Certificate that is in fact not permitted by this Section 3.03(f), for making any payment due on such Certificate to the registered Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered upon receipt of the affidavit described in the preceding paragraph of this Section 3.03(f).

(g) Each Holder of a Residual Certificate, by such Holder’s acceptance thereof, shall be deemed for all purposes to have consented to the provisions of this section.

Section 3.04. Cancellation of Certificates.

Any Certificate surrendered for registration of transfer or exchange shall be cancelled and retained in accordance with normal retention policies with respect to cancelled certificates maintained by the Certificate Registrar.

Section 3.05. Replacement of Certificates.

If (i) any Certificate is mutilated and is surrendered to the Trustee or any Authenticating Agent or (ii) the Trustee or any Authenticating Agent receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and there is delivered to the Trustee or the Authenticating Agent such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee and any Authenticating Agent that such destroyed, lost or stolen Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and the Trustee or any Authenticating Agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Certificate Principal Amount. Upon the issuance of any new Certificate under this Section 3.05, the Trustee and Authenticating Agent may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee or the Authenticating Agent) connected therewith. Any replacement Certificate issued pursuant to this Section 3.05 shall constitute complete and indefeasible evidence of ownership in the applicable Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

Section 3.06. Persons Deemed Owners.

Subject to the provisions of Section 3.09 with respect to Book-Entry Certificates, the Depositor, the Trustee, the Certificate Registrar and any agent of any of them may treat the Person in whose name any Certificate is registered upon the books of the Certificate Registrar as the owner of such Certificate for the purpose of receiving distributions pursuant to Sections 5.01 and 5.02 and for all other purposes whatsoever, and neither the Depositor, the Trustee, the Certificate Registrar nor any agent of any of them shall be affected by notice to the contrary.

Section 3.07. Temporary Certificates.

(a) Pending the preparation of Definitive Certificates, upon the order of the Depositor, the Trustee shall execute and shall authenticate and deliver temporary Certificates that are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the Definitive Certificates in lieu of which they are issued and with such variations as the authorized officers executing such Certificates may determine, as evidenced by their execution of such Certificates.

(b) If temporary Certificates are issued, the Depositor will cause Definitive Certificates to be prepared without unreasonable delay. After the preparation of Definitive Certificates, the temporary Certificates shall be exchangeable for Definitive Certificates upon surrender of the temporary Certificates at the office or agency of the Trustee without charge to the Holder. Upon surrender for cancellation of any one or more temporary Certificates, the Trustee shall execute and authenticate and deliver in exchange therefor a like aggregate Certificate Principal Amount of Definitive Certificates of the same Class in the authorized denominations. Until so exchanged, the temporary Certificates shall in all respects be entitled to the same benefits under this Agreement as Definitive Certificates of the same Class.

Section 3.08. Appointment of Paying Agent.

The Trustee may appoint a Paying Agent (which may be the Trustee) for the purpose of making distributions to Certificateholders hereunder. The Trustee shall cause such Paying Agent (if other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent will hold all sums held by it for the payment to Certificateholders in an Eligible Account, on behalf of the Trustee, in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to the Certificateholders. All funds remitted by the Trustee to any such Paying Agent for the purpose of making distributions shall be paid to Certificateholders on each Distribution Date and any amounts not so paid shall be returned on such Distribution Date to the Trustee. If the Paying Agent is not the Trustee, the Trustee shall cause to be remitted to the Paying Agent on or before the Business Day prior to each Distribution Date, by wire transfer in immediately available funds, the funds to be distributed on such Distribution Date. Any Paying Agent shall be either a bank or trust company or otherwise authorized under law to exercise corporate trust powers. As of the Closing Date, the Trustee is the Paying Agent.

At any time during the period that a Form 10-K is being filed with respect to the Trust in accordance with the Exchange Act and the rules and regulations of the Commission, the Trustee shall not appoint a Paying Agent that is not the Trustee unless that Paying Agent first agrees in writing with the Trustee (i) to deliver an assessment of compliance and an accountant’s attestation in such manner and at such times in compliance with Section 6.16(a) and 6.16 (b) of this Agreement, (ii) to comply with the provisions of Section 6.16 (a), 6.16 (b), 6.12(e)(i) and 6.12(e)(iv)of this Agreement and (iii) to indemnify the Depositor and its directors, officers, employees and agents, and the Trust Fund, and hold each of them harmless as set forth in Section 6.14. For so long as the Depositor is subject to Exchange Act reporting requirements with respect to the Trust, the Paying Agent (if other than the Trustee) shall give prior written notice to the Sponsor, the Trustee and the Depositor of the appointment of any Subcontractor by it and a written description (in form and substance reasonably satisfactory to the Sponsor and the Depositor) of the role and function of each Subcontractor utilized by the Paying Agent, as applicable, specifying (A) the identity of each such Subcontractor and (B) which elements of the servicing criteria set forth under Item 1122(d) of Regulation AB will be addressed in assessments of compliance provided by each Subcontractor for which the Paying Agent does not elect to take responsibility for assessing compliance with the Servicing Criteria in accordance with Regulation AB Telephone Interpretation 17.06. In addition, for so long as the Depositor is subject to Exchange Act reporting requirements with respect to the Trust, the Paying Agent (including the Trustee in its capacity as Paying Agent, to the extent not already required of the Trustee under this Agreement) shall notify the Sponsor, the Trustee and the Depositor within five (5) calendar days of knowledge thereof (i) of any legal proceedings pending under the Paying Agent of the type described in Item 1117 (§ 229.1117) of Regulation AB, (ii) any merger, consolidation or sale of substantially all of the assets of the Paying Agent and (iii) if the Paying Agent shall become (but only to the extent not previously disclosed) at any time an affiliate of any of the parties listed on Exhibit F hereto or any of their affiliates. On or before March 1st of each year, the Depositor shall distribute the information in Exhibit F to the Paying Agent.

Any Paying Agent (if other than the Trustee) agrees to indemnify the Depositor and the Trustee (if other than the Paying Agent) and each of their respective directors, officers, employees and agents and the Trust Fund and hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon the failure by such Paying Agent to deliver any information, report or certification when and as required under Section 6.12 and Section 6.16(a). This indemnification shall survive the termination of this Agreement or the termination of such Paying Agent hereunder.

In addition, the Paying Agent (if other than the Trustee) (i) may not be an originator of Underlying Mortgage Loans, the Underlying Master Servicer, an Underlying Servicer, the Depositor or an affiliate of the Depositor unless the Paying Agent is in an institutional trust department of the Paying Agent, (ii) must be authorized to exercise corporate trust powers under the laws of its jurisdiction of organization and (iii) must be rated at least “A/F1” by Fitch, if Fitch is a Rating Agency that has rated the Paying Agent, or the equivalent rating by S&P. If no successor Paying Agent shall have been appointed and shall have accepted appointment within 60 days after the Paying Agent ceases to be the Paying Agent pursuant to this Section 3.08, then the Trustee shall perform the duties of the Paying Agent pursuant to this Agreement. The Trustee shall notify the Rating Agencies of any change of Paying Agent.

Section 3.09. Book-Entry Certificates.

(a) Each Class of Book-Entry Certificates, upon original issuance, shall be issued in the form of one or more typewritten Certificates representing the Book-Entry Certificates, to be delivered to The Depository Trust Company, or its custodian, the initial Clearing Agency, by, or on behalf of, the Depositor. The Book-Entry Certificates shall initially be registered on the Certificate Register in the name of the nominee of the Clearing Agency, and no Certificate Owner will receive a definitive certificate representing such Certificate Owner’s interest in the Book-Entry Certificates, except as provided in Section 3.09(c). Unless Definitive Certificates have been issued to Certificate Owners of Book-Entry Certificates pursuant to Section 3.09(c):

(i) the provisions of this Section 3.09 shall be in full force and effect;

(ii) the Depositor, the Paying Agent, the Certificate Registrar and the Trustee may deal with the Clearing Agency for all purposes (including the making of distributions on the Book-Entry Certificates) as the authorized representatives of the Certificate Owners and the Clearing Agency shall be responsible for crediting the amount of such distributions to the accounts of such Persons entitled thereto, in accordance with the Clearing Agency’s normal procedures;

(iii) to the extent that the provisions of this Section 3.09 conflict with any other provisions of this Agreement, the provisions of this Section 3.09 shall control; and

(iv) the rights of Certificate Owners shall be exercised only through the Clearing Agency and the Clearing Agency Participants and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency and/or the Clearing Agency Participants. Unless and until Definitive Certificates are issued pursuant to Section 3.09(c), the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal of and interest on the Book-Entry Certificates to such Clearing Agency Participants.

(b) Whenever notice or other communication to the Certificateholders is required under this Agreement, unless and until Definitive Certificates shall have been issued to Certificate Owners pursuant to Section 3.09(c), the Trustee shall give all such notices and communications specified herein to be given to Holders of the Book-Entry Certificates to the Clearing Agency.

(c) If (i) the Depositor advises the Trustee in writing that the Clearing Agency is no longer willing or able to discharge properly its responsibilities with respect to the Book-Entry Certificates, and

(ii) the Trustee or the Depositor is unable to locate a qualified successor, Certificate Owners representing beneficial interests aggregating not less than 50% of the Class Principal Amount of a Class of Book-Entry Certificates identified as such to the Trustee by an Officer’s Certificate from the Clearing Agency advise the Trustee and the Clearing Agency through the Clearing Agency Participants in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Certificate Owners of a Class of Book-Entry Certificates, the Trustee shall notify or cause the Certificate Registrar to notify the Clearing Agency to effect notification to all Certificate Owners, through the Clearing Agency, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Trustee of the Book-Entry Certificates by the Clearing Agency, accompanied by registration instructions from the Clearing Agency for registration, the Trustee shall issue the Definitive Certificates. Neither the Depositor nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Clearing Agency shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable, with respect to such Definitive Certificates and the Trustee shall recognize the holders of the Definitive Certificates as Certificateholders hereunder. None of the Seller, the Depositor, the Underwriter or the Trustee shall have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book Entry Certificates held by the Clearing Agency or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

ARTICLE IV

ADMINISTRATION OF THE UNDERLYING SECURITY

Section 4.01. Collection of Payments on Underlying Security; Certificate Account.

(a) The Trustee shall establish and maintain an account (the “Certificate Account”) in which the Trustee shall deposit, as soon as practicable after receipt, each distribution received by the Trustee with respect to the Underlying Security. The Certificate Account shall be an Eligible Account. If the Trustee shall not have received a distribution with respect to the Underlying Security on the related Underlying Distribution Date, the Trustee shall request such payment as promptly as possible and legally permitted and shall, subject to the second to last sentence of this paragraph, take such legal action as the holders of at least 25% of the Voting Rights shall instruct, including the prosecution of any claims in connection therewith. For the avoidance of doubt, the Trustee shall have no obligation to advance any amounts including any payments relating to distributions or payments on the Underlying Security. The reasonable legal fees and expenses incurred by the Trustee in connection with any action taken by the Trustee to enforce payment of such distributions will be reimbursable to the Trustee out of the proceeds of any such action prior to such amounts being distributed to Certificateholders. In the event that the Trustee has reason to believe that the proceeds of any such legal action may be insufficient to reimburse it for its projected legal fees and expenses, the Trustee shall notify the Certificateholders that it is not obligated to pursue any such available remedies unless indemnity satisfactory to the Trustee for its reasonable legal fees and expenses and against any liability is provided to it by Certificateholders. In the event any such reasonably satisfactory indemnity is provided to the Trustee, the Trustee shall take such action as the Trustee shall deem to be appropriate under the circumstances unless directed otherwise by the holders of the majority of the Voting Rights.

(b) The Trustee shall make withdrawals from the Certificate Account only for the following purposes:

(i) to make payment to itself, from the Interest Remittance Amount up to the Expense Cap prior to making distributions pursuant to Section 5.02(b) for any expenses or other indemnification amounts owing to the Trustee pursuant to any provision of this Agreement;

(ii) to make distributions to Certificateholders pursuant to Article V; and

(iii) to clear and terminate the Certificate Account pursuant to Section 7.01(c).

(c) The Trustee shall not invest funds held in the Certificate Account

Section 4.02. No Exchanges of the Underlying Security.

The Trustee, as holder of the Underlying Security, shall not, for the term of this Agreement, exchange the Underlying Security for any other security pursuant to the Underlying Exchange Trust Agreement.

Section 4.03. Reports to Certificateholders.

(a) On each Distribution Date, the Trustee shall prepare (based solely on information contained in the Underlying Distribution Date Statement relating to such Distribution Date received by it) and shall make available to each Certificateholder on each Distribution Date, or as soon thereafter as is practicable, a report (the “Distribution Date Statement”) setting forth the following information:

(i) the aggregate amount of the distribution to be made on that Distribution Date to each Class of Certificates allocable to principal;

(ii) the aggregate amount of the distribution to be made on that Distribution Date to each Class of Certificates allocable to interest and the calculation thereof;

(iii) the amount, if any, of any distribution to the Class R Certificate;

(iv) the aggregate amount of the distributions to be made on that Distribution Date to the Certificates from distributions received in respect of the Underlying Security;

(v) the Class Principal Amount of each Class of Certificates, to the extent applicable, as of that Distribution Date after giving effect to payments allocated to principal reported under item (i) above;

(vi) the principal balance of the Underlying Security (a) immediately prior to the related Distribution Date and (b) as of such Distribution Date after giving effect to the distribution of principal made thereon on the related Underlying Distribution Date; and

(vii) the level of LIBOR for such Distribution Date.

In addition to the information listed above, for every year in which the Depositor is subject to Exchange Act reporting with respect to the Certificates, such Distribution Date Statement shall also include, to the extent that the Trustee shall have received any such information from the Depositor, the Sponsor or the Underlying Master Servicer, as applicable, no later than four Business Days prior to the related Distribution Date, such other information as is required by Form 10-D, including, but not limited to, the information required by Item 1121 (§ 229.1121) of Regulation AB, other than those data elements specified in Item 1121(a)(11), (12) and (14) for as long as reports on Form 10-D are required to be filed by the Trustee pursuant to Section 6.12.

The Trustee shall make such report and the related Underlying Distribution Date Statement (and, at its option, any additional files containing the same information in an alternative format) available each month to the Certificateholders and the Rating Agencies via the Trustee’s internet website. The Trustee’s internet website shall initially be located at “www.ctslink.com.” Assistance in using the website can be obtained by calling the Trustee’s customer service desk at 1-866-846-4526. Such parties that are unable to use the website are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Trustee shall have the right to change the way such statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Trustee shall provide timely and adequate notification to all above parties regarding any such changes.

(b) Within 90 days after the end of each calendar year, the Trustee will prepare and make available to any person who at any time during the calendar year was a Certificateholder of record, a report summarizing the items provided to the Certificateholders pursuant to items (i) and (ii) of Section 4.03(a) above on an annual basis as may be required to enable those Certificateholders to prepare their federal income tax returns. Such information shall also include the amount of original issue discount accrued on each Class of Certificates and information regarding the expenses of the Trust Fund. The Trustee shall be deemed to have satisfied this requirement if it makes available such information in any other format permitted by the Code.

(c) The Trustee shall, to the extent reasonably available, furnish any other information that is required by the Code and regulations thereunder to be made available to Certificateholders. The Depositor or its agents shall, to the extent reasonably available, provide the Trustee with such information as is necessary for the Trustee to prepare such reports (and the Trustee may rely solely upon such information).

ARTICLE V

DISTRIBUTIONS TO HOLDERS OF CERTIFICATES

Section 5.01. Distributions Generally.

(a) On each Distribution Date, provided that the Trustee has received the Underlying Distribution Date Statement for the related Underlying Distribution Date, and if any such Underlying Distribution Date Statement has not been received by the Trustee, on the Business Day following such receipt (or, if no Underlying Distribution Date Statement is provided pursuant to the Underlying Agreement, then provided that the information required for the Trustee to make distributions hereunder has been otherwise made available to the Trustee), the Trustee shall distribute to the Certificateholders of record on the immediately preceding Record Date, by wire transfer to an account specified in writing by such Certificateholders at least five Business Days prior to the preceding Record Date, or otherwise by check or by such other means of payment as such Person and the Trustee shall agree, all amounts on deposit in the Certificate Account on such Distribution Date after making any reimbursements to itself up to the Expense Cap pursuant to Section 4.01(b); provided, however, that the Trustee shall not distribute to such Holders (i) any sums due the Trustee as provided in Sections 4.01(a) and 6.01(c) and (ii) any amount required to be withheld from a payment to such Holder pursuant to the Code.

(b) All distributions or allocations made with respect to Certificateholders within each Class on each Distribution Date shall be allocated among the outstanding Certificates in such Class equally in proportion to their respective initial Certificate Principal Amounts.

(c) The Trustee shall not be responsible for any failure of the depository to credit any distribution amount to the account of a Certificate Owner on the related Distribution Date due to the depository receiving funds past any applicable deadline of the depository for distribution on such date, where such failure is the result of the Trustee not receiving distributions on the Underlying Security in time to meet any such depository deadline; provided, however, that in any such case, such failure of the depository to credit an amount to an account of a Certificateholder shall not result from the negligence or inadvertence of the Trustee.

Section 5.02. Distributions from the Certificate Account.

(a) On each Distribution Date, the Trustee shall calculate each of the Interest Remittance Amount and the Principal Remittance Amount, in each case for such date. All amounts on deposit in the Certificate Account on any such Distribution Date (after giving effect to Section 5.01(a)) shall be distributed as provided in this Section.

(b) On each Distribution Date, the Trustee shall distribute the Interest Remittance Amount concurrently, on a pro rata basis, to the Senior Certificates, Current Interest and any Carryforward Interest for such Classes for such Distribution Date (any shortfall in Current Interest and Carryforward Interest to be allocated among such classes in proportion to the amount of Current Interest and Carryforward Interest that would otherwise be distributable thereon).

(c) On each Distribution Date, the Trustee shall distribute the Principal Remittance Amount for such date in the following order of priority:

(i) to the Class A1 Certificates, until the Class Principal Amount of such Class has been reduced to zero;

(ii) to the Class A2 Certificates, until the Class Principal Amount of such Class has been reduced to zero; and

(iii) any remaining amounts to the Class R Certificate.

Section 5.03. Allocation of Realized Loss Amounts.

If on any Distribution Date, after giving effect to all distributions of principal on such Distribution Date, there exists a Realized Loss Amount, the Class Principal Amounts of the Offered Certificates shall be reduced by the amount of any Realized Loss Amount for such date, in the following order of priority

(i) to the Class A2 Certificates, until the Class Principal Amount of such Class has been reduced to zero;

(ii) to the Class A1 Certificates, until the Class Principal Amount of such Class has been reduced to zero.

ARTICLE VI

CONCERNING THE TRUSTEE; EVENTS OF DEFAULT

Section 6.01. Duties of Trustee.

(a) The Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. Any permissive right of the Trustee provided for in this Agreement shall not be construed as a duty of the Trustee.

(b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they are on their face in the form required by this Agreement; provided, however, that the Trustee shall not be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor or the Underlying Master Servicer to the Trustee pursuant to this Agreement, and shall not be required to recalculate or verify the information in any Underlying Distribution Date Statement or any numerical information furnished to the Trustee pursuant to this Agreement. Subject to the immediately preceding sentence, if any such resolution, certificate, statement, opinion, report, document, order or other instrument is found not to conform on its face to the form required by this Agreement in a material manner the Trustee shall notify the Person providing such resolutions, certificates, statements, opinions, reports or other documents of the non-conformity, and if the instrument is not corrected to the Trustee’s satisfaction, the Trustee will provide notice thereof to the Certificateholders and will, at the expense of the Trust Fund, which expense shall be reasonable given the scope and nature of the required action, take such further action as directed by the Certificateholders.

(c) The Trustee shall not have any liability arising out of or in connection with this Agreement, except for its negligence or willful misconduct. No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

(i) No provision of this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Depositor under this Agreement;

(ii) The Trustee shall not be responsible for any act or omission of the Underlying Master Servicer, the Depositor or the Seller.

(d) [Reserved].

(e) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of any the Certificateholders of any Class holding Certificates which evidence, as to such Class, Percentage Interests aggregating not less than 25% as to the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee under this Agreement.

(f) The Trustee shall not be required to perform services under this Agreement, or to expend or risk its own funds or otherwise incur financial liability for the performance of any of its duties hereunder or the exercise of any of its rights or powers if there is reasonable ground for believing that the timely payment of its fees and expenses or the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Depositor under this Agreement.

(g) [Reserved].

(h) The Trustee, except as otherwise provided herein, shall not have any duty (A) to see to any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof, and (B) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund other than from funds available in the Certificate Account.

(i) The Trustee shall not be liable in its individual capacity for an error of judgment made in good faith by a Responsible Officer or other officers of the Trustee unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts.

(j) Notwithstanding anything in this Agreement to the contrary, neither the Trustee nor any Paying Agent shall be liable for special, indirect or consequential losses or damages of any kind whatsoever (including, but not limited to, lost profits), even if the Trustee or such Paying Agent, as applicable, has been advised of the likelihood of such loss or damage and regardless of the form of action.

(k) For so long as the Depositor is subject to the Exchange Act reporting with respect to the Certificates, the Trustee shall give prior written notice to the Sponsor and the Depositor of the appointment of any Subcontractor by it and a written description (in form and substance satisfactory to the Sponsor and the Depositor) of the role and function of each Subcontractor utilized by the Trustee specifying (A) the identity of each such Subcontractor and (B) which elements of the servicing criteria set forth under Item 1122(d) of Regulation AB will be addressed in assessments of compliance provided by each such Subcontractor for which the Trustee does not elect to take responsibility for assessing compliance with the Servicing Criteria in accordance with Regulation AB Telephone Interpretation 17.06.

(l) The Paying Agent and the Certificate Registrar shall have the same rights, protections, immunities and indemnities as are afforded to the Trustee pursuant to this Article VI.

Section 6.02. Certain Matters Affecting the Trustee.

Except as otherwise provided in Section 6.01:

(a) The Trustee may request, and may rely and shall be protected in acting or refraining from acting upon any resolution, Officer’s Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) The Trustee may consult with counsel and any advice of its counsel or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(c) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(d) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document (provided the same appears regular on its face), unless requested in writing to do so by the Holders of at least a majority in Class Principal Amount (or Percentage Interest) of each Class of Certificates; provided, however, that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability or payment of such estimated expenses from the Certificateholders as a condition to proceeding. The reasonable expense thereof shall be paid by the party requesting such investigation and if not reimbursed by the requesting party shall be reimbursed to the Trustee by the Trust Fund;

(e) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians or attorneys, which agents, custodians or attorneys shall have any and all of the rights, powers, duties and obligations of the Trustee conferred on them by such appointment, provided that the Trustee shall continue to be responsible for its duties and obligations hereunder to the extent provided herein, and provided further that the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by the Trustee;

(f) The Trustee shall not be under any obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto, in each case at the request, order or direction of any of the Certificateholders pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby;

(g) The right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act; and

(h) The Trustee shall not be required to give any bond or surety in respect of the execution of the Trust Fund created hereby or the powers granted hereunder.

Section 6.03. Trustee Not Liable for Certificates.

The Trustee makes no representations as to the validity or sufficiency of this Agreement or the Certificates (other than the certificate of authentication on the Certificates), or of the Underlying Security, or any related document save that the Trustee represents that, assuming due execution and delivery by the other parties hereto, this Agreement has been duly authorized, executed and delivered by it and constitutes its valid and binding obligation, enforceable against it in accordance with its terms except that such enforceability may be subject to (A) applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally, and (B) general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law. The Trustee shall not be accountable for the use or application by the Depositor of funds paid to the Depositor in consideration of the assignment of the Underlying Security to the Trust Fund by the Depositor or for the use or application of any funds deposited into the Certificate Account or any other fund or account maintained with respect to the Certificates. The Trustee shall not be responsible for the legality or validity of this Agreement or the validity, priority, perfection or sufficiency of the security for the Certificates issued or intended to be issued hereunder. Except as otherwise provided herein, the Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to record this Agreement.

Section 6.04. Trustee May Own Certificates.

The Trustee and any Affiliate or agent of the Trustee in its individual or any other capacity may become the owner or pledgee of Certificates and may transact banking and trust business with the other parties hereto and their Affiliates with the same rights it would have if it were not Trustee or such agent.

Section 6.05. Eligibility Requirements for Trustee.

The Trustee hereunder shall at all times be (i) an institution whose accounts are insured by the FDIC, (ii) a corporation or national banking association, organized and doing business under the laws of any State or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority and (iii) not an Affiliate of the Depositor. If such corporation or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then, for the purposes of this Section, the combined capital and surplus of such corporation or national banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In addition, the Trustee (i) must be authorized to exercise corporate trust powers under the laws of its jurisdiction of organization and (ii) must be rated at least “A/F1” by Fitch, if Fitch is a Rating Agency that has rated the Trustee, and “A-1” by S&P, if S&P is a Rating Agency that has rated the Trustee, or the equivalent rating by Moody’s Investors Service, Inc. In case at any time the Trustee shall cease to be eligible in accordance with provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 6.06.

Section 6.06. Resignation and Removal of Trustee.

(a) The Trustee may at any time resign and be discharged from the trust hereby created by giving written notice thereof to the Depositor. Upon receiving such notice of resignation, the Depositor will promptly appoint a successor trustee, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and shall have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

(b) If at any time (i) the Trustee shall cease to be eligible in accordance with the provisions of Section 6.05 and shall fail to resign after written request therefor by the Depositor, (ii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, (iii) the Trustee shall fail to observe or perform in any material respect any of the covenants or agreements of the Trustee contained in this Agreement, including any failure to provide the information, reports, assessments or attestations required pursuant to Subsection 6.16 (a) or 6.16 (b) hereof, (iv) a tax is imposed or threatened with respect to the Trust Fund by any state in which the Trustee or the Trust Fund held by the Trustee is located, (v) the continued use of the Trustee would result in a downgrading of the rating by any Rating Agency of any Class of Certificates with a rating, (vi) the Paying Agent shall fail to provide the information required pursuant to Sections 3.08, 6.16 (a) and 6.16 (b) hereof or (vii) the Depositor desires to replace the Trustee with a successor Trustee, then the Depositor shall remove the Trustee or the Paying Agent, as applicable, and the Depositor shall appoint a successor trustee by written instrument, one copy of which instrument shall be delivered to the Trustee so removed and one copy each to the successor trustee.

(c) The Holders of more than 50% of the Class Principal Amount (or Percentage Interest) of each Class of Certificates may at any time upon 30 days’ written notice to the Trustee and to the Depositor remove the Trustee by such written instrument, signed by such Holders or their attorney-in-fact duly authorized, one copy of which instrument shall be delivered to the Depositor and one copy to the Trustee; the Depositor shall thereupon appoint a successor trustee in accordance with this Section acceptable to the Depositor.

(d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee as provided in Section 6.07.

Section 6.07. Successor Trustee.

(a) Any successor trustee appointed as provided in Section 6.06 shall execute, acknowledge and deliver to the Depositor and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein. A predecessor trustee shall transfer to the Trustee or any successor trustee the Underlying Security, and shall duly assign, transfer and deliver to the successor trustee the entire Trust Fund, together with all necessary instruments of transfer and assignment or other documents properly executed necessary to effect such transfer and such of the records or copies thereof maintained by the predecessor trustee in the administration hereof as may be requested by the successor trustee and shall thereupon be discharged from all duties and responsibilities under this Agreement.

(b) No successor trustee shall accept appointment as provided in this Section unless at the time of such appointment such successor trustee shall be eligible under the provisions of Section 6.05.

(c) Upon acceptance of appointment by a successor trustee as provided in this Section, the predecessor trustee shall mail notice of the succession of such trustee to all Holders of Certificates at their addresses as shown in the Certificate Register and to any Rating Agency. The expenses of such mailing shall be borne by the predecessor trustee.

(d) Upon the resignation or removal of the Trustee pursuant to this Section 6.06, the Trustee shall deliver the amounts held in its possession for the benefit of the Certificateholders to the successor trustee upon the appointment of the successor trustee.

Section 6.08. Merger or Consolidation of Trustee.

Any Person into which the Trustee may be merged or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Persons succeeding to the corporate trust business of the Trustee, shall be the successor to the Trustee hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, provided that such Person shall be eligible under the provisions of Section 6.05. Unless and until a Form 15 suspension notice shall have been filed, as a condition to a succession to the Trustee under this Agreement by any Person (i) into which the Trustee may be merged or consolidated, or (ii) which may be appointed as a successor to the Trustee, the Trustee shall notify the Sponsor and the Depositor, at least 15 calendar days prior to the effective date of such succession or appointment, of such succession or appointment and shall furnish to the Sponsor and the Depositor in writing and in form and substance reasonably satisfactory to the Sponsor and the Depositor, all information reasonably necessary for the Trustee to accurately and timely report, pursuant to Section 6.12, the event under Item 6.02 of Form 8-K pursuant to the Exchange Act (if such reports under the Exchange Act are required to be filed under the Exchange Act).

Section 6.09. Authenticating Agents.

(a) The Trustee may appoint one or more Authenticating Agents which shall be authorized to act on behalf of the Trustee in authenticating Certificates. Wherever reference is made in this Agreement to the authentication of Certificates by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent must be a corporation organized and doing business under the laws of the United States of America or of any state, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities.

(b) Any Person into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which any Authenticating Agent shall be a party, or any Person succeeding to the corporate agency business of any Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

(c) Any Authenticating Agent may at any time resign by giving at least 30 days’ advance written notice of resignation to the Trustee and the Depositor. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Depositor. Upon receiving a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 6.09, the Trustee may appoint a successor Authenticating Agent, shall give written notice of such appointment to the Depositor and shall mail notice of such appointment to all Holders of Certificates. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 6.09. No Authenticating Agent shall have responsibility or liability for any action taken by it as such at the direction of the Trustee. Any Authenticating Agent shall be entitled to reasonable compensation for its services and, if paid by the Trustee, it shall be a reimbursable expense pursuant to Section 6.11.

Section 6.10. Indemnification of Trustee.

The Trustee and its directors, officers, employees and agents shall be entitled to indemnification from the Trust Fund for any loss, liability or expense incurred in connection with any legal proceeding or incurred without negligence or willful misconduct on its part, arising out of, or in connection with, the acceptance or administration of the trusts created hereunder or in connection with the performance of its duties hereunder and under the Underlying Trust Agreement, including any applicable fees and expenses payable pursuant to Section 6.11 and the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties hereunder, provided that:

(i) with respect to any such claim, the Trustee shall have given the Depositor and the Holders written notice thereof promptly after a Responsible Officer of the Trustee shall have knowledge thereof provided that the failure to provide such prompt written notice shall not affect the Trustee’s right to indemnification hereunder;

(ii) while maintaining control over its own defense, the Trustee shall cooperate and consult fully with the Depositor in preparing such defense; and

(iii) notwithstanding anything to the contrary in this Section 6.10, the Trust Fund shall not be liable for settlement of any such claim by the Trustee entered into without the prior consent of the Depositor, which consent shall not be unreasonably withheld or delayed.

All sums due the Trustee pursuant to the foregoing indemnity and pursuant to Section 6.11 shall be reimbursable to the Trustee from the Interest Remittance Amount, up to the Expense Cap. Notwithstanding any provisions in this Agreement to the contrary, in the event that (i) the Interest Remittance Amount for any Distribution Date is insufficient to reimburse the Trustee for all outstanding amounts required to be reimbursed pursuant to this Section or Section 6.11, then the Trustee shall be entitled to reimbursement (subject to the Expense Cap) of such outstanding amounts on one or more subsequent Distribution Dates until such amounts have been fully reimbursed and (ii) any outstanding amounts required to be reimbursed pursuant to this Section or Section 6.11 cannot be reimbursed on a Distribution Date as a result of the application of the Expense Cap, then the Trustee shall be entitled to reimbursement of such amounts in one or more subsequent calendar years, subject to the Expense Cap for each such subsequent calendar year, until such amounts have been fully reimbursed to the Trustee.

The provisions of this Section 6.10 shall survive any termination of this Agreement and the resignation or removal of the Trustee and shall be construed to include, but not be limited to any loss, liability or expense under any environmental law.

Section 6.11. Fees and Expenses of Trustee.

As compensation for all services rendered by it hereunder (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) the Trustee shall be entitled to receive a one-time, up front fee as agreed upon with the Sponsor (receipt of which the Trustee hereby acknowledges by its execution of this Agreement). The Trustee shall be entitled to reimbursement of all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with this Agreement (including fees and expenses of its counsel and all persons not regularly in its employment and any amounts described in Section 10.01 to which the Trustee is entitled as provided therein) from Interest Remittance Amounts as provided in this Agreement, except for expenses, disbursements and advances that either (i) do not constitute “unanticipated expenses” within the meaning of Treasury Regulation Section 1.860G-1(b)(3)(ii) or (ii) arise from its negligence, bad faith or willful misconduct. The provisions of this Section 6.11 shall survive the termination of this Agreement and the resignation or removal of the Trustee.

Section 6.12. Preparation of Tax Returns and Other Reports.

(a) The Trustee shall prepare or cause to be prepared on behalf of the Trust Fund, based upon information calculated in accordance with this Agreement pursuant to instructions given by the Depositor, and the Trustee shall file federal tax returns, all in accordance with Article X hereof. If the Trustee determines that a state tax return or other return is required, then, at its sole expense, the Trustee shall prepare and file such state income tax returns and such other returns as may be required by applicable law relating to the Trust Fund, and, if required by state law, and shall file any other documents to the extent required by applicable state tax law (to the extent such documents are in the Trustee’s possession). The Trustee shall forward copies to the Depositor of all such returns and supplemental tax information and such other information within the Trustee’s control as the Depositor may reasonably request in writing. The Trustee shall furnish to each Certificateholder, such forms and such information within the control of the Trustee as are required by the Code and the REMIC Provisions to be furnished to them (other than any Form 1099s).

(b) [Reserved].

(c) The Trustee shall prepare and file with the Internal Revenue Service (“IRS”), on behalf of the Trust Fund and the REMIC specified in the Preliminary Statement, an application for an employer identification number on IRS Form SS-4 or by any other acceptable method. The Trustee shall also file a Form 8811 as required. The Trustee, upon receipt from the IRS of the Notice of Taxpayer Identification Number Assigned, shall upon request promptly forward a copy of such notice to the Depositor. The Trustee shall have no obligation to verify the information in any Form 8811 or Form SS-4 filing.

(d) The Depositor shall prepare or cause to be prepared the initial current report on Form 8-K. Thereafter, the Trustee shall, in accordance with industry standards and the rules of the Commission as in effect from time to time (the “Rules”), prepare and file with the Commission via the Electronic Data Gathering and Retrieval System (“EDGAR”), the reports listed in subsections (e) through (g) of this Section 6.12 in respect of the Trust Fund as and to the extent required under the Exchange Act.

(e) Reports Filed on Form 10-D.

(i) Within 15 days after each Distribution Date (subject to permitted extensions under the Exchange Act), the Trustee shall prepare and file on behalf of the Trust Fund any Form 10-D required by the Exchange Act, in form and substance as required by the Exchange Act. The Trustee shall file each Form 10-D with a copy of the related Distribution Date Statement. Any disclosure in addition to the Distribution Date Statement that is required to be included on Form 10-D (“Additional Form 10-D Disclosure”) shall be determined and prepared by and at the direction of the Depositor pursuant to the following paragraph and the Trustee will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-D Disclosure, except as set forth in the next paragraph.

(ii) As set forth on Exhibit G-1 hereto, within five calendar days after the related Distribution Date, (A) certain parties to the transaction contemplated hereby shall be required to provide to the Trustee and the Depositor, to the extent known by a responsible officer (or with respect to the Trustee, Responsible Officer) thereof, in EDGAR-compatible form (which may be Word or Excel documents easily convertible to EDGAR format), or in such other form as otherwise agreed upon by the Trustee and such party, the form and substance of any Additional Form 10-D Disclosure, if applicable, and include with such Additional Form 10-D Disclosure Notification in the form attached hereto as Exhibit G-4, and the Depositor shall be required to provide to the Trustee any such information relating to the Underlying Trust Fund, and (B) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-D Disclosure on Form 10-D. The Sponsor will be responsible for any reasonable fees and expenses assessed or incurred by the Trustee in connection with including any Additional Form 10-D Disclosure on Form 10-D pursuant to this paragraph.

(iii) After preparing the Form 10-D, the Trustee shall forward electronically a copy of the Form 10-D to the Exchange Act Signing Party for review and approval. The Trustee will make available to the Exchange Act Signing Party the monthly statement to certificateholders containing the information with respect to exchanges required to be included in such report for each Distribution Date and the Exchange Act Signing Party shall have the right to ask the Trustee reasonable questions regarding any information reported in a certificateholder statement regarding any exchange. The Exchange Act Signing Party shall have the right to rely on any such information provided to it by the Trustee. No later than two Business Days prior to the 15th calendar day after the related Distribution Date, a duly authorized representative of the Exchange Act Signing Party shall sign the Form 10-D and return an electronic or fax copy of such signed Form 10-D (with an original executed hard copy to follow by overnight mail) to the Trustee. If a Form 10-D cannot be filed on time or if a previously filed Form 10-D needs to be amended, the Trustee will follow the procedures set forth in subsection (h)(ii) of this Section 6.12. Promptly (but no later than one Business Day) after the deadline for filing such report with the Commission, the Trustee will make available on its internet website a final executed copy of each Form 10-D prepared and filed by the Trustee. Each party to this Agreement acknowledges that the performance by the Trustee of its duties under this Section 6.12(e) related to the timely preparation and filing of Form 10-D is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under this Section 6.12(e). The Trustee shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 10-D, where such failure results from the Trustee’s inability or failure to obtain or receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 10-D, not resulting from its own negligence, bad faith or willful misconduct.

(iv) Form 10-D requires the registrant to indicate (by checking “yes” or “no”) that it “(1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.” At the date of filing of each report on Form 10-D with respect to the Trust Fund, the Depositor shall be deemed to represent to the Trustee that as of such date the Depositor has filed all such required reports during the preceding 12 months and that it has been subject to such filing requirement for the past 90 days. The Depositor shall notify the Trustee in writing, no later than the fifth calendar day after the related Distribution Date with respect to the filing of a report on Form 10-D if the answer to the questions should be “no.” The Trustee shall be entitled to rely on such representations in preparing, executing and/or filing any such report.

(f) Reports Filed on Form 10-K.

(i) Within 90 days after the end of each fiscal year of the Trust Fund for which the Trust Fund is subject to Exchange Act reporting requirements or such earlier date as may be required by the Exchange Act (the “10-K Filing Deadline”) (it being understood that the fiscal year for the Trust Fund ends on December 31st of each year), commencing in March 2009, the Trustee shall prepare and file on behalf of the Trust Fund a Form 10-K, in form and substance as required by the Exchange Act. To facilitate the Trustee’s preparation of the Form 10-K, the Depositor shall provide to the Trustee, no later than 30 days prior to the 10-K Filing Deadline, a template of the Form 10-K in an Edgar-compatible format. Each such Form 10-K shall include the following items, in each case to the extent they have been delivered to the Trustee within the applicable time frames set forth in this Agreement, (A) an annual compliance statement for each Underlying Servicer and the Underlying Master Servicer, as described under Section 9.06 of the Underlying Trust Agreement and in each Underlying Servicing Agreement, (B)(I) the annual reports on assessment of compliance with servicing criteria for each Underlying Servicer, the Underlying Master Servicer, the Underlying Custodians, any Servicing Function Participant, the Paying Agent (if other than the Trustee) and the Trustee (each, a “Reporting Servicer”), as described under Section 6.16(a) hereof and under Section 9.05(a) of the Underlying Trust Agreement and in each Underlying Servicing Agreement and Underlying Custodial Agreement, and (II) if any Reporting Servicer’s report on assessment of compliance with servicing criteria described under Section 6.16(a) hereof and under Section 9.05(a) of the Underlying Trust Agreement or in any Underlying Servicing Agreement or Underlying Custodial Agreement identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any Reporting Servicer’s report on assessment of compliance with servicing criteria described under Section 6.16(a) hereof and under Section 9.05(a) of the Underlying Trust Agreement or in any Underlying Servicing Agreement or Underlying Custodial Agreement is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, (C)(I) the registered public accounting firm attestation report for each Reporting Servicer, as described under Section 6.16(a) hereof and under Section 9.05(a) of the Underlying Trust Agreement and in each Underlying Servicing Agreement and Underlying Custodial Agreement and (II) if any registered public accounting firm attestation report described under Section 6.16(a) hereof and under Section 9.05(a) of the Underlying Trust Agreement or in any Underlying Servicing Agreement or Underlying Custodial Agreement identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any such registered public accounting firm attestation report is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, and (D) a Sarbanes-Oxley Certification. Any disclosure or information in addition to (A) through (D) above that is required to be included on Form 10-K (“Additional Form 10-K Disclosure”) shall be determined and prepared by and at the direction of the Depositor pursuant to the following paragraph and the Trustee will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-K Disclosure, except as set forth in the next paragraph.

(ii) As set forth on Exhibit G-2 hereto, no later than March 15 of each year that the Trust Fund is subject to the Exchange Act reporting requirements, commencing in 2009, (A) certain parties to the transaction contemplated hereby shall be required to provide to the Trustee and the Depositor, to the extent known by a responsible officer (or with respect to the Trustee, Responsible Officer) thereof, in EDGAR-compatible form (which may be Word or Excel documents easily convertible to EDGAR format), or in such other form as otherwise agreed upon by the Trustee and such party, the form and substance of any Additional Form 10-K Disclosure, if applicable, and include with such Additional Form 10-K Disclosure, an Additional Disclosure Notification in the form attached hereto as Exhibit G-4, and the Depositor shall be required to provide to the Trustee any such information relating to the Underlying Trust Fund, and (B) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-K Disclosure on Form 10-K. The Trustee has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit G-2 of their duties under this paragraph or proactively solicit or procure from such parties any Form 10-K Disclosure Information. The Sponsor will be responsible for any reasonable fees and expenses assessed or incurred by the Trustee in connection with including any Additional Form 10-K Disclosure on Form 10-K pursuant to this paragraph.

(iii) After preparing the Form 10-K, the Trustee shall forward electronically a copy of the Form 10-K to the Exchange Act Signing Party for review and approval. No later than the close of business New York City time on the 4th Business Day prior to the 10-K Filing Deadline, a duly authorized representative of the Exchange Act Signing Party shall sign the Form 10-K and return an electronic or fax copy of such signed Form 10-K (with an original executed hard copy to follow by overnight mail) to the Trustee. If a Form 10-K cannot be filed on time or if a previously filed Form 10-K needs to be amended, the Trustee will follow the procedures set forth in subsection (h) of this Section 6.12. Promptly (but no later than one Business Day) after the deadline for filing such report with the Commission, the Trustee will make available on its internet website a final executed copy of each Form 10-K prepared and filed by the Trustee. The parties to this Agreement acknowledge that the performance by the Trustee of its duties under this Section 6.12(f) related to the timely preparation and filing of Form 10-K is contingent upon such parties (and any Servicing Function Participant) strictly observing all applicable deadlines in the performance of their duties under this Section 6.12(f), Section 6.16(a) and Section 6.16(b) hereof, and in Section 9.05(a), Section 9.05(b) and Section 9.06 of the Underlying Trust Agreement. The Trustee shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 10-K, where such failure results from the Trustee’s inability or failure to obtain or receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 10-K, not resulting from its own negligence, bad faith or willful misconduct.

(iv) Each Form 10-K shall include the Sarbanes-Oxley Certification. The Trustee and the Paying Agent (if other than the Trustee) shall, and the Trustee and the Paying Agent (if other than the Trustee) shall cause any Servicing Function Participant engaged by it to provide to the Person who signs the Sarbanes-Oxley Certification (the “Certifying Person”), by March 15 of each year in which the Trust Fund is subject to the reporting requirements of the Exchange Act (each, a “Back-Up Certification”), in the form attached hereto as Exhibit H (or, in the case of (x) the Paying Agent (if other than the Trustee), such other form as agreed to between the Paying Agent and the Exchange Act Signing Party, upon which the Certifying Person, the entity for which the Certifying Person acts as an officer, and such entity’s officers, directors and Affiliates (collectively with the Certifying Person, “Certification Parties”) can reasonably rely. The senior officer of the Exchange Act Signing Party shall serve as the Certifying Person on behalf of the Trust Fund. In the event the Trustee, the Paying Agent (if other than the Trustee) or any Servicing Function Participant engaged by such parties is terminated or resigns pursuant to the terms of this Agreement, such party or Servicing Function Participant shall provide a Back-Up Certification to the Certifying Person pursuant to this Section 6.12(e)(iv) with respect to the period of time it was subject to this Agreement.

(v) Each person (including their officers or directors) that signs any Form 10-K Certification shall be entitled to indemnification from the Trust Fund for any liability or expense incurred by it in connection with such certification, other than any liability or expense attributable to such Person’s own bad faith, negligence or willful misconduct. The provisions of this subsection shall survive any termination of this Agreement and the resignation or removal of such Person.

(vi) Form 10-K requires the registrant to indicate (by checking “yes” or “no”) that it “(1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.” At the date of filing of each report on Form 10-K with respect to the Trust Fund, the Depositor shall be deemed to represent to the Trustee that as of such date the Depositor has filed all such required reports during the preceding 12 months and that it has been subject to such filing requirement for the past 90 days. The Depositor shall notify the Trustee in writing, no later than March 15th with respect to the filing of a report on Form 10-K, if the answer to the questions should be “no.” The Trustee shall be entitled to rely on such representations in preparing, executing and/or filing any such report.

(g) Reports Filed on Form 8-K.

(i) Within four Business Days after the occurrence of an event requiring disclosure on Form 8-K (each such event, a “Reportable Event”), and if requested by the Depositor, the Trustee shall prepare and file on behalf of the Trust Fund any Form 8-K, as required by the Exchange Act, provided that the Depositor shall file the initial Form 8-K in connection with the issuance of the Certificates. Any disclosure or information related to a Reportable Event or that is otherwise required to be included on Form 8-K (“Form 8-K Disclosure Information”) shall be determined and prepared by and at the direction of the Depositor pursuant to the following paragraph and the Trustee will have no duty or liability for any failure hereunder to determine or prepare any Form 8-K Disclosure Information or any Form 8-K, except as set forth in the next paragraph.

(ii) As set forth on Exhibit G-3 hereto, for so long as the Trust Fund is subject to the Exchange Act reporting requirements, no later than Noon New York City time on the 2nd Business Day after the occurrence of a Reportable Event (A) certain parties to the transaction contemplated hereby shall be required to provide to the Trustee and the Depositor, to the extent known by a responsible officer thereof (or, with respect to the Trustee, a Responsible Officer thereof), in EDGAR-compatible form (which may be Word or Excel documents easily convertible to EDGAR format), or in such other form as otherwise agreed upon by the Trustee and such party, the form and substance of any Form 8-K Disclosure Information, if applicable, and include with such Form 8-K Disclosure Information, an Additional Disclosure Notification in the form attached hereto as Exhibit G-4, and the Depositor shall be required to provide to the Trustee any such information relating to the Underlying Trust Fund, and (B) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Form 8-K Disclosure Information. The Trustee has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit G-3 of their duties under this paragraph or proactively solicit or procure from such parties any Form 8-K Disclosure Information. The Sponsor will be responsible for any reasonable fees and expenses assessed or incurred by the Trustee in connection with including any Form 8-K Disclosure Information on Form 8-K pursuant to this paragraph.

(iii) After preparing the Form 8-K, the Trustee shall forward electronically, no later than Noon New York City time on the 3rd Business Day after the Reportable Event, a copy of the Form 8-K to the Exchange Act Signing Party for review and approval. No later than Noon New York City time on the 4th Business Day after the Reportable Event, a senior officer of the Exchange Act Signing Party shall sign the Form 8-K and return an electronic or fax copy of such signed Form 8-K (with an original executed hard copy to follow by overnight mail) to the Trustee. If a Form 8-K cannot be filed on time or if a previously filed Form 8-K needs to be amended, the Trustee will follow the procedures set forth in subsection (h) of this Section 6.12. Promptly (but no later than one Business Day) after the deadline for filing such Form with the Commission, the Trustee will make available on its internet website a final executed copy of each Form 8-K prepared and filed by it pursuant to this Section 6.12(g). The parties to this Agreement acknowledge that the performance by the Trustee of its duties under this Section 6.12(g) related to the timely preparation and filing of Form 8-K is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under this Section 6.12(g). The Trustee shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 8-K, where such failure results from the Trustee’s inability or failure to obtain or receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 8-K, not resulting from its own negligence, bad faith or willful misconduct.

(h) Suspension of Reporting Obligation; Amendments; Late Filings.

(i) On or before January 30th of the first year in which the Trustee is able to do so under applicable law, unless otherwise directed by the Depositor, the Trustee shall prepare and file a Form 15 relating to the automatic suspension of reporting in respect of the Trust Fund under the Exchange Act.

(ii) In the event that the Trustee becomes aware that it will be unable to timely file with the Commission all or any required portion of any Form 8-K, 10-D or 10-K required to be filed by this Agreement because required disclosure information was either not delivered to it or delivered to it after the delivery deadlines set forth in this Agreement or for any other reason, the Trustee will promptly notify the Depositor. In the case of Form 10-D and 10-K, the parties to this Agreement will cooperate to prepare and file a Form 12b-25 and a 10-D/A and 10-K/A as applicable, pursuant to Rule 12b-25 of the Exchange Act. In the case of Form 8-K, the Trustee will, upon receipt of all required Form 8-K Disclosure Information and upon the approval and direction of the Depositor, include such disclosure information on the next Form 10-D. In the event that any previously filed Form 8-K, 10-D or 10-K needs to be amended with respect to an additional disclosure item, the Trustee will notify the Depositor and any applicable party affected thereby and such parties will cooperate to prepare any necessary 8-K/A, 10-D/A or 10-K/A. Any Form 15, Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K shall be signed by a senior officer or a duly authorized representative, as applicable, of the Exchange Act Signing Party. The parties to this Agreement acknowledge that the performance by the Trustee of its duties under this Section 6.12(g) related to the timely preparation and filing of Form 15, a Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K is contingent upon each such party performing its duties under this Section. The Trustee shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare and/or timely file any such Form 15, Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, where such failure results from the Trustee’s inability or failure to obtain or receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 15, Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, not resulting from its own negligence, bad faith or willful misconduct.

(i) Any party that signs any Exchange Act report that the Trustee is required to file shall provide to the Trustee prompt notice of the execution of such Exchange Act report along with the name and contact information for the person signing such report and shall promptly deliver to the Trustee the original executed signature page for such report. In addition, each of the parties agrees to provide to the Trustee such additional information related to such party as the Trustee may reasonably request, including evidence of the authorization of the person signing any certification or statement, financial information and reports, and such other information related to such party or its performance hereunder.

Section 6.13. No Merger.

The Trustee shall not cause or otherwise knowingly permit the assets of the Trust Fund to be merged or consolidated with any other entity, except as a result of a final judicial determination.

Section 6.14. Indemnification by the Trustee and Paying Agent.

The Trustee (including in its capacity as Paying Agent) and any Paying Agent other than the Trustee each agrees to indemnify the Depositor and its directors, officers, employees and agents and the Trust Fund and hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon the engagement by it of any Subcontractor in violation of Section 6.01(k) or any failure by it to deliver any assessment of compliance, information, report or certification with respect to the Trustee when and as required under Sections 6.12 or 6.16(a).

Section 6.15. Compliance with Regulation AB.

Each of the parties hereto acknowledges and agrees that the purpose of Sections 6.01 and 6.12 of this Agreement is to facilitate compliance by the Depositor and the Trustee with the provisions of Regulation AB, as such may be amended or clarified from time to time. Therefore, each of the parties agrees that (a) the obligations of the parties hereunder shall be interpreted in such a manner as to accomplish compliance with Regulation AB, (b) the parties’ obligations hereunder will be supplemented and modified as necessary to be consistent with any such amendments, interpretive advice or guidance from the Commission, convention or consensus among active participants in the asset-backed securities markets, or otherwise in respect of the requirements of Regulation AB and (c) the parties shall comply with reasonable requests made by the Sponsor, the Depositor or the Trustee for delivery of additional or different information, to the extent such information is available or reasonably attainable within such time frame as may be requested, as the Sponsor, the Depositor or the Trustee may determine in good faith is necessary to comply with the provisions of Regulation AB.

Section 6.16. Assessment of Compliance and Attestation Reports.

(a) Assessment of Compliance

(i) By March 15 of each year, commencing in March 2009, the Paying Agent (if other than the Trustee) and the Trustee, each at its own expense, shall furnish, and shall cause any Servicing Function Participant engaged by it to furnish, each at its own expense, to the Sponsor, the Depositor and the Trustee, a report on an assessment of compliance with the Relevant Servicing Criteria that contains (A) a statement by such party of its responsibility for assessing compliance with the Relevant Servicing Criteria, (B) a statement that such party used the Servicing Criteria to assess compliance with the Relevant Servicing Criteria, (C) such party’s assessment of compliance with the Relevant Servicing Criteria as of and for the fiscal year covered by the Form 10-K required to be filed pursuant to Section 6.12(f), including, if there has been any material instance of noncompliance with the Relevant Servicing Criteria, a discussion of each such failure and the nature and status thereof, and (D) a statement that a registered public accounting firm has issued an attestation report on such party’s assessment of compliance with the Relevant Servicing Criteria as of and for such period. If the Trustee and the Paying Agent are the same party, the Relevant Servicing Criteria of the Paying Agent shall be included in the Trustee’s report.

(ii) When the Paying Agent (if other than the Trustee) and the Trustee (or any Servicing Function Participant engaged by it) submit their assessments to the Trustee, such parties will also at such time include the assessment (and attestation pursuant to subsection (b) of this Section 6.16) of each Servicing Function Participant engaged by it and shall indicate to the Trustee what Relevant Servicing Criteria will be addressed in any such reports prepared by any such Servicing Function Participant.

(iii) Promptly after receipt of each report on assessment of compliance, the Trustee shall confirm that the assessments, taken as a whole, address all applicable Servicing Criteria and taken individually address the Relevant Servicing Criteria (and disclose the inapplicability of the Servicing Criteria not determined to be Relevant Criteria) for each party as set forth on Exhibit I, and shall notify the Depositor of any exceptions. By way of clarification and for the avoidance of doubt, it is acknowledged that the Trustee shall rely exclusively on Exhibit I to determine such applicable Servicing Criteria and Relevant Servicing Criteria, as the case may be, and shall not otherwise be reporting on the content of or sufficiency of such assessments.

(b) Attestation Reports

(i) By March 15 of each year, commencing in March 2009, the Paying Agent (if other than the Trustee) and the Trustee, each at its own expense, shall cause, and each such party shall cause any Servicing Function Participant engaged by it to cause, each at its own expense, a registered public accounting firm (which may also render other services to the Paying Agent and the Trustee, as the case may be) that is a member of the American Institute of Certified Public Accountants to furnish a report to the Sponsor, the Depositor and the Trustee, to the effect that (A) it has obtained a representation regarding certain matters from the management of such party, which includes an assertion that such party has complied with the Relevant Servicing Criteria, and (B) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the PCAOB, it is expressing an opinion as to whether such party’s compliance with the Relevant Servicing Criteria was fairly stated in all material respects, or it cannot express an overall opinion regarding such party’s assessment of compliance with the Relevant Servicing Criteria. If the Trustee and the Paying Agent are the same party, the attestation report caused to be furnished by the Trustee shall also address the Relevant Servicing Criteria of the Paying Agent. In the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion. Such report must be available for general use and not contain restricted use language.

(ii) Promptly after receipt of such report from the Paying Agent, the Trustee or any Servicing Function Participant engaged by such parties, the Trustee shall confirm that each assessment submitted pursuant subsection (a) of this Section 6.16 is coupled with an attestation meeting the requirements of this Section and notify the Depositor of any exceptions.

(c) The Trustee’s and the Paying Agent’s obligation to provide assessments of compliance and attestations under this Section 6.16 shall terminate upon the filing of a Form 15 suspension notice on behalf of the Trust Fund.

Section 6.17. Limitation on Liability of the Depositor and Others.

(a) None of the Seller or the Depositor or any of the directors, officers, employees or agents of any of them shall be under any liability to the Trustee or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Seller or the Depositor or any such person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in its performance of its duties or by reason of reckless disregard for its obligations and duties under this Agreement. The Seller and the Depositor and any director, officer, employee or agent of any of them shall be entitled to indemnification by the Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of his or its duties hereunder or by reason of reckless disregard of his or its obligations and duties hereunder. The Seller and the Depositor and any director, officer, employee or agent of any of them may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

ARTICLE VII

PURCHASE AND TERMINATION
OF THE TRUST FUND

Section 7.01. Termination of Trust Fund Upon Distribution to Certificateholders.

(a) This Agreement and the respective obligations and responsibilities of the Depositor and the Trustee created hereby shall terminate upon the distribution to Certificateholders and the Trustee of the final payment made on the Underlying Security or, in the event that the Underlying Security is repurchased pursuant to Section 2.01, distribution of the amount specified in such Section 2.01; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James’s living on the date hereof.

(b) The Trustee shall notify the Certificateholders of the Distribution Date upon which the Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and cancellation. Such notice shall be given promptly by the Trustee by letter to Certificateholders and the Rating Agencies mailed not later than three Business Days following the earlier of (a) the receipt of notice by the Trustee of the final Underlying Distribution Date for the Underlying Security and (b) the final distribution on the Underlying Security, specifying (i) the Distribution Date as of which the final distribution on the Certificates will be made upon presentation and surrender of Certificates at the office of the Trustee therein designated, (ii) the amount of any such final distribution and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office of the Trustee therein specified. Upon presentation and surrender of a Certificate, the Trustee shall cause to be distributed to the Holder thereof the amount due and payable on such Certificate on the Final Distribution Date as provided in Article V.

(c) Upon the termination of the Trust Fund pursuant to this Section 7.01, the duties of the Certificate Registrar with respect to the Certificates shall terminate and the Trustee shall terminate the Certificate Account and any other account or fund maintained with respect to the Certificates, subject to the Trustee’s obligation hereunder to hold all amounts payable to Certificateholders in trust without interest pending such payment.

Section 7.02. Failure of Certificateholders to Surrender Certificates.

In the event that any of the Certificateholders shall not surrender their Certificates for cancellation within six months after the Final Distribution Date, the Trustee shall give a written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one year after such notice all the Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets that remain subject to the Trust Fund.

ARTICLE VIII

RIGHTS OF CERTIFICATEHOLDERS

Section 8.01. Limitation on Rights of Holders.

(a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or this Trust Fund, nor entitle such Certificateholder’s legal representatives or heirs to claim an accounting or take any action or proceeding in any court for a partition or winding up of this Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them. Except as otherwise expressly provided herein, no Certificateholder, solely by virtue of its status as a Certificateholder, shall have any right to vote or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association, nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

(b) No Certificateholder, solely by virtue of its status as Certificateholder, shall have any right by virtue or by availing of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless the Holders of Certificates evidencing not less than 25% of the Class Principal Amount of Certificates of each Class shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the cost, expenses and liabilities to be incurred therein or thereby, and the Trustee, for sixty days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and no direction inconsistent with such written request has been given to the Trustee during such sixty-day period by such Certificateholders; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 8.02. Access to List of Holders.

(a) If the Trustee is not acting as Certificate Registrar, the Certificate Registrar will furnish or cause to be furnished to the Trustee, within fifteen days after receipt by the Certificate Registrar of a request by the Trustee in writing, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Certificateholders of each Class as of the most recent Record Date.

(b) If three or more Holders or Certificate Owners (hereinafter referred to as “Applicants”) apply in writing to the Trustee, and such application states that the Applicants desire to communicate with other Holders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such Applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, afford such Applicants reasonable access during the normal business hours of the Trustee to the most recent list of Certificateholders held by the Trustee or shall, as an alternative, send, at the Applicants’ expense, the written communication proffered by the Applicants to all Certificateholders at their addresses as they appear in the Certificate Register.

(c) Every Holder or Certificate Owner, if the Holder is a Clearing Agency, by receiving and holding a Certificate, agrees with the Depositor, the Certificate Registrar and the Trustee that none of the Depositor, the Certificate Registrar nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

Section 8.03. Acts of Holders of Certificates.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders or Certificate Owner, if the Holder is a Clearing Agency, may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee. Such instrument or instruments (as the action embodies therein and evidenced thereby) are herein sometimes referred to as an “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agents shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee, if made in the manner provided in this Section. The Trustee shall promptly notify the others of receipt of any such instrument by it, and shall promptly forward a copy of such instrument to the others.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments or deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Whenever such execution is by an officer of a corporation or a member of a partnership on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c) The ownership of Certificates (whether or not such Certificates shall be overdue and notwithstanding any notation of ownership or other writing thereon made by anyone other than the Trustee) shall be proved by the Certificate Register, and neither the Trustee nor the Depositor shall be affected by any notice to the contrary.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Certificate shall bind every future Holder of the same Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee in reliance thereon, whether or not notation of such action is made upon such Certificate.

ARTICLE IX

[RESERVED.]

ARTICLE X

REMIC ADMINISTRATION

Section 10.01. REMIC Administration.

(a) As set forth in the Preliminary Statement hereto, the Trustee shall elect REMIC status in accordance with the REMIC Provisions with respect to the REMIC. The Trustee shall make such elections on Forms 1066 or other appropriate federal tax or information return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. For the purposes of such election, each of the Certificates, other than the Class R Certificate, is hereby designated as a regular interest in the REMIC. In addition, the Class R Certificate is hereby designated as the sole residual interest in the REMIC.

(b) The Trustee shall pay any and all tax related expenses (not including taxes) of each REMIC, including but not limited to any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to such REMIC that involve the Internal Revenue Service or state tax authorities, but only to the extent that (i) such expenses are ordinary or routine expenses, including expenses of a routine audit but not expenses of litigation (except as described in (ii)); or (ii) such expenses or liabilities (including taxes and penalties) are attributable to the negligence or willful misconduct of the Trustee in fulfilling its duties hereunder (including its duties as tax return preparer). The Trustee shall be entitled to reimbursement of expenses to the extent provided in clause (i) above from the Certificate Account, provided, however, the Trustee shall not be entitled to reimbursement for expenses incurred in connection with the preparation of tax returns and Form SS-4 as required by Section 6.12 and this Section 10.01.

(c) The Trustee shall prepare, sign and file all of each REMIC’s federal and applicable state tax and information returns as such REMIC’s direct representative. As used in the previous sentence, “applicable state tax and information returns” shall mean such returns as may be required by the laws of any state, the applicability of which to the Trust Fund shall have been confirmed to the Trustee in writing either (i) by the delivery to the Trustee of an Opinion of Counsel to such effect, or (ii) by delivery to the Trustee of a written notification to such effect by the taxing authority of such state. The expenses of preparing and filing such returns shall be borne by the Trustee. If any Disqualified Organization acquires any Ownership Interest in a Residual Certificate, then the Trustee will upon request provide to the Internal Revenue Service, and to the persons specified in Sections 860E(e)(3) and (6) of the Code, such information as required in Section 860D(a)(6)(B) of the Code needed to compute the tax imposed under Section 860E(e) of the Code on transfers of residual interests to disqualified organizations. The Trustee shall be entitled to additional compensation from such person for the cost of providing such information.

(d) The Trustee shall perform on behalf of each REMIC all reporting and other tax compliance duties that are the responsibility of such REMIC under the Code, the REMIC Provisions, or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Among its other duties, if required by the Code, the REMIC Provisions, or other such guidance, the Trustee shall provide (i) to the Treasury or other governmental authority such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any disqualified person or organization and (ii) to the Certificateholders such information or reports as are required by the Code or the REMIC Provisions.

If, after the Closing Date, as a result of any changes to the Code, the REMIC Provisions, or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority, the Trustee shall have additional duties or obligations pursuant to this subsection (d), the Trustee shall be entitled to receive reasonable compensation from the Trust Fund for the performance of its duties under this subsection (d); provided, however, that such compensation shall not exceed $5,000 per year.

(e) The Trustee and the Holders of Certificates shall take any action within their respective control and scope of its duties or cause each REMIC to take any action necessary to create or maintain the status of such REMIC as a REMIC under the REMIC Provisions and shall assist each other as necessary to create or maintain such status. None of the Trustee or the Holder of any Residual Certificate shall take any action within their respective control, cause any REMIC to take any action or fail to take (or fail to cause to be taken) any action within its control and in the scope of its duties that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of any REMIC as a REMIC or (ii) result in the imposition of a tax upon any REMIC (including but not limited to the tax on prohibited transactions as defined in Code Section 860F(a)(2) and the tax on prohibited contributions set forth on Section 860G(d) of the Code) (either such event, an “Adverse REMIC Event”) unless the Trustee has received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such status or result in the imposition of such a tax. In addition, prior to taking any action with respect to any REMIC or the assets therein, or causing any REMIC to take any action, which is not expressly permitted under the terms of this Agreement, any Holder of a Residual Certificate will consult with the Trustee, or its designees, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to any REMIC, and no such Person shall take any such action or cause any REMIC to take any such action as to which the Trustee has advised it in writing that an Adverse REMIC Event could occur.

(f) Each Holder of a Residual Certificate shall pay when due any and all taxes imposed on the related REMIC by federal or state governmental authorities. To the extent it has actual knowledge that such taxes were not paid by a Residual Certificateholder, the Trustee shall pay any remaining REMIC taxes out of current or future amounts otherwise distributable to the Holder of the Residual Certificate in such REMIC or, if no such amounts are available, out of other amounts held in the Certificate Account, and shall reduce amounts otherwise payable to holders of regular interests in such REMIC, as the case may be.

(g) The Trustee shall, for federal income tax purposes, maintain books and records with respect to each REMIC on a calendar year and on an accrual basis.

(h) No additional contributions of assets shall be made to any REMIC, except as expressly provided in this Agreement with respect to eligible substitute mortgage loans.

(i) The Trustee shall not enter into any arrangement by which any REMIC will receive a fee or other compensation for services.

(j) Upon the request of any Rating Agency, the Trustee shall deliver to such Rating Agency an Officer’s Certificate stating, without regard to any actions taken by any party other than the Trustee, the Trustee’s compliance with the provisions of this Section 10.01 applicable to it.

Section 10.02. Prohibited Transactions and Activities.

Neither the Depositor nor the Trustee shall sell or dispose of the Underlying Security, except in a disposition pursuant to (i) the bankruptcy of the Trust Fund or (ii) the termination of each REMIC pursuant to Article VII of this Agreement, nor acquire any assets for any REMIC, nor accept any contributions to any REMIC after the Closing Date, unless it has received an Opinion of Counsel (at the expense of the party causing such sale or disposition) that such disposition, acquisition or acceptance will not (a) affect adversely the status of such REMIC as a REMIC or of the Certificates, other than the Class R Certificate, as the regular interests therein, (b) affect the distribution of interest or principal on the Certificates, (c) result in the encumbrance of the assets transferred or assigned to the Trust Fund (except pursuant to the provisions of this Agreement) or (d) cause such REMIC to be subject to a tax on prohibited transactions or prohibited contributions pursuant to the REMIC Provisions.

Section 10.03. Indemnification with Respect to Certain Taxes and Loss of REMIC Status.

In the event that a REMIC fails to qualify as a REMIC, loses its status as a REMIC, or incurs federal, state or local taxes as a result of a prohibited transaction or prohibited contribution under the REMIC Provisions due to the negligent performance by the Trustee of its duties and obligations set forth herein, the Trustee shall indemnify the Holder of the Residual Certificate against any and all losses, claims, damages, liabilities or expenses (“Losses”) resulting from such negligence; provided, however, that the Trustee shall not be liable for any such Losses attributable to the action or inaction of the Depositor, or the Holder of such Residual Certificate, as applicable, or for any such Losses resulting from misinformation provided by the Holder of such Residual Certificate on which the Trustee has relied. The foregoing shall not be deemed to limit or restrict the rights and remedies of the Holder of such Residual Certificate now or hereafter existing at law or in equity. Notwithstanding the foregoing, however, in no event shall the Trustee have any liability (1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement, (2) for any Losses other than arising out of a negligent performance by the Trustee its duties and obligations set forth herein, and (3) for any special or consequential damages to Certificateholders (in addition to payment of principal and interest on the Certificates).

ARTICLE XI

MISCELLANEOUS PROVISIONS

Section 11.01. Binding Nature of Agreement; Assignment.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 11.02. Entire Agreement.

This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

Section 11.03. Amendment.

(a) This Agreement may be amended from time to time by the Depositor and the Trustee, without notice to or the consent of any of the Holders, (i) to cure any ambiguity, (ii) to cause the provisions herein to conform to or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust Fund or this Agreement in the Prospectus or in the Underlying Prospectus; or to correct or supplement any provision herein which may be inconsistent with any other provisions herein, (iii) to make any other provisions with respect to matters or questions arising under this Agreement or (iv) to add, delete, or amend any provisions to the extent necessary or desirable to comply with any requirements imposed by the Code and the REMIC Provisions. No such amendment effected pursuant to the preceding sentence shall, as evidenced by an Opinion of Counsel, adversely affect the status of any REMIC created pursuant to this Agreement, nor shall such amendment effected pursuant to clause (iii) of such sentence adversely affect in any material respect the interests of any Holder. Prior to entering into any amendment without the consent of Holders pursuant to this paragraph, the Trustee may require an Opinion of Counsel (at the expense of the party requesting such amendment) to the effect that such amendment is permitted under this paragraph. Any such amendment shall be deemed not to adversely affect in any material respect any Holder if the Trustee receives written confirmation from each Rating Agency that such amendment will not cause such Rating Agency to reduce, qualify or withdraw the then current rating assigned to the Certificates (and any Opinion of Counsel requested by the Trustee in connection with any such amendment may rely expressly on such confirmation as the basis therefor).

(b) This Agreement may also be amended from time to time by the Depositor and the Trustee with the consent of the Holders of not less than 66 2/3% of the Class Principal Amount (or Percentage Interest) of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders; provided, however, that no such amendment shall be made unless the Trustee receives an Opinion of Counsel, at the expense of the party requesting the change, that such change will not cause an Adverse REMIC Event; and provided, further, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Underlying Security which are required to be distributed on any Certificate, without the consent of the Holder of such Certificate or (ii) reduce the aforesaid percentages of Class Principal Amount (or Percentage Interest) of Certificates of each Class, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the Class Principal Amount (or Percentage Interest) of each Class of Certificates affected thereby. For purposes of this paragraph, references to “Holder” or “Holders” shall be deemed to include, in the case of any Class of Book-Entry Certificates, the related Certificate Owners.

(c) Promptly after the execution of any such amendment, the Trustee shall furnish written notification of the substance of such amendment to each Holder, the Depositor and to the Rating Agencies.

(d) It shall not be necessary for the consent of Holders under this Section 11.03 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Holders shall be subject to such reasonable regulations as the Trustee may prescribe.

(e) Notwithstanding anything to the contrary in this Section 11.03, this Agreement may be amended from time to time by the Depositor and the Trustee to the extent necessary, in the judgment of the Depositor and its counsel, to comply with the Rules.

(f) Prior to the execution of any amendment to this Agreement, the Trustee shall be entitled to receive and rely upon an Opinion of Counsel addressed to it stating that the execution of such amendment is authorized or permitted by this Agreement. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee’s own rights, duties or immunities under this Agreement.

Section 11.04. Voting Rights.

Except to the extent that the consent of all affected Certificateholders is required pursuant to this Agreement, with respect to any provision of this Agreement requiring the consent of Certificateholders representing specified percentages of aggregate outstanding Certificate Principal Amount, Certificates owned by the Depositor, the Trustee or any Affiliates thereof are not to be counted so long as such Certificates are owned by the Depositor, the Trustee or any Affiliates thereof.

Section 11.05. Provision of Information.

(a) The Trustee will make available to any person to whom a Prospectus was delivered, upon the request of such person specifying the document or documents requested, (i) a copy (excluding exhibits) of any report on Form 8-K or Form 10-K filed by it with the Securities and Exchange Commission pursuant to Section 6.12(c) and (ii) a copy of any other document incorporated by reference in the Prospectus to the extent in the possession of the Trustee. Any reasonable out-of-pocket expenses incurred by the Trustee in providing copies of such documents shall be reimbursed by the Depositor.

(b) On each Distribution Date, the Trustee shall deliver or cause to be delivered by first class mail or make available on its website to the Depositor, Attention: Contract Finance, a copy of the report delivered to Certificateholders pursuant to Section 4.03.

Section 11.06. Governing Law.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 11.07. Notices.

All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given when delivered to such party at the relevant address, facsimile number or electronic mail address set forth below (or at such other address, facsimile number or electronic mail address as such party may designate from time to time by written notice in accordance with this Section 11.07): (a) in the case of the Depositor, Structured Asset Securities Corporation, 745 Seventh Avenue, 13th Floor, New York, New York 10019, Attention: Mortgage Finance, LMT 2008-3 and (b) in the case of the Trustee, its Corporate Trust Office, or as to each party such other address as may hereafter be furnished by such party to the other parties in writing. Any notice required or permitted to be mailed to a Holder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.

Section 11.08. Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

Section 11.09. Indulgences; No Waivers.

Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

Section 11.10. Headings Not To Affect Interpretation.

The headings contained in this Agreement are for convenience of reference only, and they shall not be used in the interpretation hereof.

Section 11.11. Benefits of Agreement.

Nothing in this Agreement or in the Certificates, express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder and the Holders of the Certificates, any benefit or any legal or equitable right, power, remedy or claim under this Agreement.

Section 11.12. Special Notices to the Rating Agencies.

(a) The Depositor shall give prompt notice to the Rating Agencies of the occurrence of any of the following events of which it has notice:

(i) any amendment to this Agreement pursuant to Section 11.03; and

(ii) the making of a final payment pursuant to Section 7.02.

(b) All notices to the Rating Agencies provided for this Section shall be in writing and sent by first class mail, telecopy or overnight courier, as follows:

If to S&P, to:

Standard & Poor’s Ratings Services
55 Water Street, 41st Floor
New York, New York 10041
Attention: Residential Mortgage Surveillance

If to Fitch, to:

Fitch Ratings
One State Street Plaza
New York, New York 10004
Attention: Residential Mortgages

(c) The Trustee shall provide or make available to the Rating Agencies reports prepared pursuant to Section 4.03. In addition, the Trustee shall, at the expense of the Trust Fund, make available to each Rating Agency such information as such Rating Agency may reasonably request regarding the Certificates or the Trust Fund, to the extent that such information is reasonably available to the Trustee.

Section 11.13. Counterparts.

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

Section 11.14. Action Under and Conflicts With Underlying Trust Agreement.

Subject to the terms hereof, in the event that there shall be any matters arising under the Underlying Trust Agreement which require the vote or direction of the Holders of the Underlying Certificates, the Trustee, as Holder of the Underlying Security, shall vote the Underlying Security in accordance with instructions received from holders of 66 2/3% of the Voting Rights otherwise allocable to each Class of Certificates, other than the Class R Certificate. In the absence of any such instructions, the Trustee shall not vote.

IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers hereunto duly authorized as of the day and year first above written.

STRUCTURED ASSET SECURITIES CORPORATION, as Depositor
By: /s/ Michael Hitzmann
Name: Michael Hitzmann
Title: Senior Vice President
WELLS FARGO BANK, N.A.,
as Trustee
By: /s/ Martin Reed
Name: Martin Reed
Title: Vice President

EXHIBIT A

FORMS OF CERTIFICATES

A-1

EXHIBIT B-1

FORM OF RESIDUAL CERTIFICATE TRANSFER AFFIDAVIT (TRANSFEREE)

STATE OF	)
) ss.:
COUNTY OF	)

[NAME OF OFFICER], _________________ being first duly sworn, deposes and says:

1. That he [she] is [title of officer] ________________________ of [name of Purchaser] _________________________________________ (the “Purchaser”), a _______________________ [description of type of entity] duly organized and existing under the laws of the [State of __________] [United States], on behalf of which he [she] makes this affidavit.

2. That the Purchaser’s Taxpayer Identification Number is ______________.

3. That the Purchaser is not a “disqualified organization” within the meaning of Section 860E(e)(5) of the Internal Revenue Code of 1986, as amended (the “Code”) and will not be a “disqualified organization” as of __________________ [date of transfer], and that the Purchaser is not acquiring a Residual Certificate (as defined in the Agreement) for the account of, or as agent (including a broker, nominee, or other middleman) for, any person or entity from which it has not received an affidavit substantially in the form of this affidavit.

4. That the Purchaser either (x) is not, and on __________________ [date of transfer] will not be, an employee benefit plan or other retirement arrangement subject to Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Code (“Code”), (collectively, a “Plan”) or a person acting on behalf of any such Plan or investing the assets of any such Plan to acquire a Residual Certificate; (y) is an insurance company that is purchasing the Certificate with funds contained in an “insurance company general account” as defined in Section V(e) of Prohibited Transaction Class Exemption (“PTCE”) 95-60 and the purchase and holding of the Certificate are covered under Sections I and III of PTCE 95-60; or (z) herewith delivers to the Certificate Registrar an opinion of counsel satisfactory to the Certificate Registrar, and upon which the Trustee, the Certificate Registrar and the Depositor shall be entitled to rely, to the effect that the purchase or holding of such Residual Certificate by the Investor will not result in any non-exempt prohibited transactions under Title I of ERISA or Section 4975 of the Code and will not subject the Trustee, the Certificate Registrar or the Depositor to any obligation in addition to those undertaken by such entities in the Trust Agreement, which opinion of counsel shall not be an expense of the Trust Fund or any of the above parties.

5. That the Purchaser hereby acknowledges that under the terms of the Trust Agreement (the “Agreement”) dated as of May 1, 2008, between Structured Asset Securities Corporation, as Depositor and Wells Fargo Bank, N.A., as Trustee, no transfer of a Residual Certificate shall be permitted to be made to any person unless the Depositor and the Certificate Registrar have received a certificate from such transferee containing the representations in paragraphs 3, 4 and 5 hereof.

6. That the Purchaser does not hold REMIC residual securities as nominee to facilitate the clearance and settlement of such securities through electronic book-entry changes in accounts of participating organizations (such entity, a “Book-Entry Nominee”).

B-1-1

7. That the Purchaser does not have the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to such Residual Certificate, and that the Purchaser has provided financial statements or other financial information requested by the transferor in connection with the transfer of the Residual Certificate in order to permit the transferor to assess the financial capability of the Purchaser to pay such taxes.

8. That the Purchaser will not transfer a Residual Certificate to any person or entity (i) as to which the Purchaser has actual knowledge that the requirements set forth in paragraph 3, paragraph 6 or paragraph 10 hereof are not satisfied or that the Purchaser has reason to believe does not satisfy the requirements set forth in paragraph 7 hereof, and (ii) without obtaining from the prospective Purchaser an affidavit substantially in this form and providing to the Certificate Registrar a written statement substantially in the form of Exhibit D to the Agreement.

9. That the Purchaser understands that, as the holder of a Residual Certificate, the Purchaser may incur tax liabilities in excess of any cash flows generated by the interest and that it intends to pay taxes associated with holding such Residual Certificate as they become due.

10. That the Purchaser (i) is a U.S. Person or (ii) is a Non-U.S. Person that holds a Residual Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Certificate Registrar with an effective Internal Revenue Service Form W-8 ECI (Certificate of Foreign Person’s Claim for exception From Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States) or successor form at the time and in the manner required by the Code. “Non-U.S. Person” means any person other than (i) a citizen or resident of the United States; (ii) a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia; (iii) a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia (unless provided otherwise by future Treasury regulations); (iv) an estate whose income is includible in gross income for United States income tax purposes regardless of its source; (v) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust; (vi) and, to the extent provided in Treasury regulations, certain trusts in existence prior to August 20, 1996 that are treated as United States persons prior to such date and elect to continue to be treated as United States persons.

11. That the Purchaser agrees to such amendments of the Trust Agreement as may be required to further effectuate the restrictions on transfer of any Residual Certificate to such a “disqualified organization,” an agent thereof, a Book-Entry Nominee, or a person that does not satisfy the requirements of paragraph 7 and paragraph 10 hereof.

12. That the Purchaser consents to the designation of the Trustee as its agent to act as “tax matters person” of the Trust Fund pursuant to the Trust Agreement.

B-1-2

IN WITNESS WHEREOF, the Purchaser has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [title of officer] this _____ day of __________, 20__.

______________________________________
[name of Purchaser]

By:___________________________________
Name:
Title:

Personally appeared before me the above-named [name of officer] ________________, known or proved to me to be the same person who executed the foregoing instrument and to be the [title of officer] _________________ of the Purchaser, and acknowledged to me that he [she] executed the same as his [her] free act and deed and the free act and deed of the Purchaser.

Subscribed and sworn before me this _____ day of __________, 20__.

NOTARY PUBLIC

_________________________________

COUNTY OF_____________________

STATE OF_______________________

My commission expires the _____ day of __________, 20__.

B-1-3

EXHIBIT B-2

FORM OF RESIDUAL CERTIFICATE TRANSFER AFFIDAVIT (TRANSFEROR)

__________________
    Date

Re:	Lehman Mortgage Trust
Mortgage Pass-Through Certificates
Series 2008-3

_______________________ (the “Transferor”) has reviewed the attached affidavit of _____________________________ (the “Transferee”), and has no actual knowledge that such affidavit is not true and has no reason to believe that the information contained in paragraph 7 thereof is not true, and has no reason to believe that the Transferee has the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to a Residual Certificate. In addition, the Transferor has conducted a reasonable investigation at the time of the transfer and found that the Transferee had historically paid its debts as they came due and found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due.

Very truly yours,

_______________________________
Name:
Title:

B-2-1

EXHIBIT C

SCHEDULE OF UNDERLYING SECURITIES

	Certificate Designation	Class	Approximate Outstanding Principal Amount ($) (as of May 30, 2008)	Percentage Interest (%)
1	Lehman Mortgage Trust, Series 2007-1, Mortgage Pass-Through Certificates	2A-1	$252,280,617.00	100

C-1

EXHIBIT D

FORM OF PURCHASER’S LETTER FOR
INSTITUTIONAL ACCREDITED INVESTOR

__________________
Date

Dear Sirs:

In connection with our proposed purchase of $______________ principal amount of Mortgage Pass-Through Certificates, Series 2008-3 (the “Restricted Certificates”) of Structured Asset Securities Corporation (the “Depositor”) which are held in the form of Definitive Certificates, we confirm that:

(1)
We understand that the Restricted Certificates have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Restricted Certificates within two years of the later of the date of original issuance of the Restricted Certificates or the last day on which such Restricted Certificates are owned by the Depositor or any affiliate of the Depositor (which includes the Placement Agent) we will do so only (A) to the Depositor, (B) to “qualified institutional buyers” (within the meaning of Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act (“QIBs”), (C) pursuant to the exemption from registration provided by Rule 144 under the Securities Act, or (D) to an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act that is not a QIB (an “Institutional Accredited Investor”) which, prior to such transfer, delivers to the Trustee under the Trust Agreement dated as of May 1, 2008, (the “Trust Agreement”), between Structured Asset Securities Corporation, as Depositor and Wells Fargo Bank, N.A., as Trustee, a signed letter in the form of this letter; and we further agree, in the capacities stated above, to provide to any person purchasing any of the Restricted Certificates from us a notice advising such purchaser that resales of the Restricted Certificates are restricted as stated herein.

(2)
We understand that, in connection with any proposed resale of any Restricted Certificates to an Institutional Accredited Investor, we will be required to furnish to the Certificate Registrar and the Depositor a certification from such transferee in the form hereof to confirm that the proposed sale is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. We further understand that the Restricted Certificates purchased by us will bear a legend to the foregoing effect.

(3)
We are acquiring the Restricted Certificates for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Restricted Certificates, and we and any account for which we are acting are each able to bear the economic risk of such investment.

(4)
We are an Institutional Accredited Investor and we are acquiring the Restricted Certificates purchased by us for our own account or for one or more accounts (each of which is an Institutional Accredited Investor) as to each of which we exercise sole investment discretion.

(5)	We have received such information as we deem necessary in order to make our investment decision.

(6)
If we are acquiring ERISA-Restricted Certificates, we understand that in accordance with ERISA, the Code and the Exemption, no Plan and no person acting on behalf of such a Plan may acquire such Certificate except in accordance with Section 3.03(d) of the Trust Agreement.

Terms used in this letter which are not otherwise defined herein have the respective meanings assigned thereto in the Trust Agreement.

The Certificate Registrar and the Depositor are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[Purchaser]
By________________________________
Name:
Title:

EXHIBIT E

FORM OF ERISA TRANSFER AFFIDAVIT

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)

The undersigned, being first duly sworn, deposes and says as follows:

1. The undersigned is the ______________________ of (the “Investor”), a [corporation duly organized] and existing under the laws of __________, on behalf of which he makes this affidavit.

2. In the case of an ERISA-Restricted Certificate, the Investor either (x) is not, and on ___________ [date of transfer] will not be, an employee benefit plan or other retirement arrangement subject to Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), (collectively, a “Plan”) or a person acting on behalf of any such Plan or investing the assets of any such Plan; (y) if the Certificate has been the subject of an ERISA-Qualifying Underwriting, is an insurance company that is purchasing the Certificate with funds contained in an “insurance company general account” as defined in Section V(e) of Prohibited Transaction Class Exemption (“PTCE”) 95-60 and the purchase and holding of the Certificate are covered under Sections I and III of PTCE 95-60; or (z) herewith delivers to the Certificate Registrar an opinion of counsel satisfactory to the Certificate Registrar, and upon which the Trustee, the Certificate Registrar and the Depositor shall be entitled to rely, to the effect that the purchase or holding of such Certificate by the Investor will not result in any non-exempt prohibited transactions under Title I of ERISA or Section 4975 of the Code and will not subject the Trustee, the Depositor or the Certificate Registrar to any obligation in addition to those undertaken by such entities in the Trust Agreement, which opinion of counsel shall not be an expense of the Trust Fund or any of the above parties.

3. The Investor hereby acknowledges that under the terms of the Trust Agreement dated as of May 1, 2008, (the “Agreement”), between Structured Asset Securities Corporation, as Depositor and Wells Fargo Bank, N.A., as Trustee, no transfer of the ERISA-Restricted Certificates shall be permitted to be made to any person unless the Depositor and Certificate Registrar have received a certificate from such transferee in the form hereof.

E-1

IN WITNESS WHEREOF, the Investor has caused this instrument to be executed on its behalf, pursuant to proper authority, by its duly authorized officer, duly attested, this ____ day of _______________, 20__.

[Investor]

By:_____________________________________
Name:
Title:

ATTEST:

STATE OF	)
) ss.:
COUNTY OF	)

Personally appeared before me the above-named ___________________, known or proved to me to be the same person who executed the foregoing instrument and to be the _________________ of the Investor, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Investor.

Subscribed and sworn before me this _____ day of ___________ 20___.

__________________________________
NOTARY PUBLIC

My commission expires the
____ day of __________, 20__.

E-2

EXHIBIT F

TRANSACTION PARTIES

Depositor: Structured Asset Securities Corporation

Trustee:  Wells Fargo Bank, N.A.

Sponsor and Seller: Lehman Brothers Holdings, Inc.

F-1

EXHIBIT G-1

ADDITIONAL FORM 10-D DISCLOSURE
Item on Form 10-D	Party Responsible
Item 1: Distribution and Pool Performance Information
Information included in the Distribution Date Statement	Trustee
Any information required by 1121 which is NOT included on the Distribution Date Statement	Depositor
Item 2: Legal Proceedings

Any legal proceeding pending against the following entities or their respective property, that is material to Certificateholders, including any proceedings known to be contemplated by governmental authorities:

▪ Issuing Entity (Trust Fund)	Trustee and Depositor
▪ Sponsor (Seller)	Seller (if a party to the Trust Agreement) or Depositor
▪ Depositor	Depositor
▪ Trustee	Trustee
▪ Any other party contemplated by 1100(d)(1)	Depositor
Item 3: Sale of Securities and Use of Proceeds
Information from Item 2(a) of Part II of Form 10-Q:

With respect to any sale of securities by the sponsor, depositor or issuing entity, that are backed by the same asset pool or are otherwise issued by the issuing entity, whether or not registered, provide the sales and use of proceeds information in Item 701 of Regulation S-K. Pricing information can be omitted if securities were not registered.
Depositor
Item 4: Defaults Upon Senior Securities

Information from Item 3 of Part II of Form 10-Q:

Report the occurrence of any event of default (after expiration of any grace period and provision of any required notice)
Trustee
Item 5: Submission of Matters to a Vote of Security Holders Information from Item 4 of Part II of Form 10-Q	Trustee

G-1-1

ADDITIONAL FORM 10-D DISCLOSURE
Item on Form 10-D	Party Responsible
Item 6: Significant Obligors of Pool Assets Item 1112(b) - Significant Obligor Financial Information*	Depositor
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Item.
Item 7: Significant Enhancement Provider Information Item 1114(b)(2) - Credit Enhancement Provider Financial Information*
▪ Determining applicable disclosure threshold	Depositor
▪ Requesting required financial information (including any required accountants’ consent to the use thereof) or effecting incorporation by reference	Depositor
Item 1115(b) - Derivative Counterparty Financial Information*
▪ Determining current maximum probable exposure	Depositor
▪ Determining current significance percentage	Depositor
▪ Requesting required financial information (including any required accountants’ consent to the use thereof) or effecting incorporation by reference	Depositor
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Items.
Item 8: Other Information Disclose any information required to be reported on Form 8-K during the period covered by the Form 10-D but not reported	Any party responsible for the applicable Form 8-K Disclosure item
Item 9: Exhibits
Monthly Statement to Certificateholders	Trustee
Exhibits required by Item 601 of Regulation S-K, such as material agreements	Depositor
_______________________

G-1-2

EXHIBIT G-2

ADDITIONAL FORM 10-K DISCLOSURE
Item on Form 10-K	Party Responsible
Item 1B: Unresolved Staff Comments	Depositor
Item 9B: Other Information Disclose any information required to be reported on Form 8-K during the fourth quarter covered by the Form 10-K but not reported	Any party responsible for disclosure items on Form 8-K
Item 15: Exhibits, Financial Statement Schedules	Depositor
Reg AB Item 1112(b): Significant Obligors of Pool Assets
Significant Obligor Financial Information*	Depositor
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Item.
Reg AB Item 1114(b)(2): Credit Enhancement Provider Financial Information
▪ Determining applicable disclosure threshold	Depositor
▪ Requesting required financial information (including any required accountants’ consent to the use thereof) or effecting incorporation by reference	Depositor
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Items.
Reg AB Item 1115(b): Derivative Counterparty Financial Informa tion
▪ Determining current maximum probable exposure	Depositor
▪ Determining current significance percentage	Depositor
▪ Requesting required financial information (including any required accountants’ consent to the use thereof) or effecting incorporation by reference	Depositor
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Items.
Reg AB Item 1117: Legal Proceedings

Any legal proceeding pending against the following entities or their respective property, that is material to Certificateholders, including any proceedings known to be contemplated by governmental authorities:

G-2-1

ADDITIONAL FORM 10-K DISCLOSURE
Item on Form 10-K	Party Responsible
▪ Issuing Entity (Trust Fund)	Trustee and Depositor
▪ Sponsor (Seller)	Seller (if a party to the Trust Agreement) or Depositor
▪ Depositor	Depositor
▪ Trustee	Trustee
▪ Any other party contemplated by 1100(d)(1)	Depositor
Reg AB Item 1119: Affiliations and Relationships
Whether (a) the Sponsor (Seller), Depositor or Issuing Entity is an affiliate of the following parties, and (b) to the extent known and material, any of the following parties are affiliated with one another:
Depositor as to (a)
▪ Trustee	Trustee
▪ Any other 1101(d)(1) material party	Depositor
Whether there are any “outside the ordinary course business arrangements” other than would be obtained in an arm’s length transaction between (a) the Sponsor (Seller), Depositor or Issuing Entity on the one hand, and (b) any of the following parties (or their affiliates) on the other hand, that exist currently or within the past two years and that are material to a Certificateholder’s understanding of the Certificates:
Depositor as to (a)
▪ Trustee	Depositor
▪ Any other 1101(d)(1) material party	Depositor
Whether there are any specific relationships involving the transaction or the pool assets between (a) the Sponsor (Seller), Depositor or Issuing Entity on the one hand, and (b) any of the following parties (or their affiliates) on the other hand, that exist currently or within the past two years and that are material:
Depositor as to (a)
▪ Trustee	Trustee
▪ Any other 1101(d)(1) material party	Depositor

G-2-2

EXHIBIT G-3

FORM 8-K DISCLOSURE INFORMATION
Item on Form 8-K	Party Responsible
Item 1.01- Entry into a Material Definitive Agreement

Disclosure is required regarding entry into or amendment of any definitive agreement that is material to the securitization, even if depositor is not a party.

Examples: servicing agreement, custodial agreement.

Note: disclosure not required as to definitive agreements that are fully disclosed in the prospectus
All parties (with respect to any agreement entered into by such party)
Item 1.02- Termination of a Material Definitive Agreement

Disclosure is required regarding termination of any definitive agreement that is material to the securitization (other than expiration in accordance with its terms), even if depositor is not a party.

Examples: servicing agreement, custodial agreement.
All parties (with respect to any agreement entered into by such party)
Item 1.03- Bankruptcy or Receivership Disclosure is required regarding the bankruptcy or receivership, with respect to any of the following:	Depositor
▪ Sponsor (Seller)	Depositor/Sponsor (Seller)
▪ Depositor	Depositor
▪ Trustee	Trustee
▪ Significant Obligor	Depositor
Item 2.04- Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

Includes an early amortization, performance trigger or other event, including event of default, that would materially alter the payment priority/distribution of cash flows/amortization schedule.

Disclosure will be made of events other than waterfall triggers which are disclosed in the monthly statements to the certificateholders.
Depositor Trustee

G-3-1

FORM 8-K DISCLOSURE INFORMATION
Item on Form 8-K	Party Responsible
Item 3.03- Material Modification to Rights of Security Holders

Disclosure is required of any material modification to documents defining the rights of Certificateholders, including the Trust Agreement.
Trustee and Depositor
Item 5.03- Amendments of Articles of Incorporation or Bylaws; Change of Fiscal Year Disclosure is required of any amendment “to the governing documents of the issuing entity”.	Depositor
Item 6.01- ABS Informational and Computational Material	Depositor
Item 6.02- Change of Servicer or Trustee

Requires disclosure of any removal, replacement, substitution or addition of any master servicer, affiliated servicer, other servicer servicing 10% or more of pool assets at time of report, other material servicers or trustee.
Depositor/ Trustee
Reg AB disclosure about any new servicer or master servicer is also required.	Depositor
Reg AB disclosure about any new Trustee is also required.	Successor Trustee
Item 6.03- Change in Credit Enhancement or External Support
Covers termination of any enhancement in manner other than by its terms, the addition of an enhancement, or a material change in the enhancement provided. Applies to external credit enhancements as well as derivatives.
Depositor/Trustee
Reg AB disclosure about any new enhancement provider is also required.	Depositor
Item 6.04- Failure to Make a Required Distribution	Trustee
Item 6.05- Securities Act Updating Disclosure

If any material pool characteristic differs by 5% or more at the time of issuance of the securities from the description in the final prospectus, provide updated Reg AB disclosure about the actual asset pool.
Depositor

G-3-2

FORM 8-K DISCLOSURE INFORMATION
Item on Form 8-K	Party Responsible
If there are any new servicers or originators required to be disclosed under Regulation AB as a result of the foregoing, provide the information called for in Items 1108 and 1110 respectively.	Depositor
Item 7.01- Reg FD Disclosure	All parties
Item 8.01- Other Events Any event, with respect to which information is not otherwise called for in Form 8-K, that the registrant deems of importance to certificateholders.	Depositor
Item 9.01- Financial Statements and Exhibits	Responsible party for reporting/disclosing the financial statement or exhibit

G-3-3

EXHIBIT G-4

ADDITIONAL DISCLOSURE NOTIFICATION

Wells Fargo Bank, N.A., as Trustee
P.O. Box 98
Columbia, Maryland 21046
Attention: Client Service Manager, LMT 2008-3 - SEC Report Processing
(or in the case of overnight deliveries,
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Client Service Manager, LMT 2008-3 - SEC Report Processing)

RE: **Additional Form [10-D][10-K][8-K] Disclosure** Required

Ladies and Gentlemen:

In accordance with Section [   ] of the Trust Agreement, dated as of May 1, 2008, by and between Structured Asset Securities Corporation, as Depositor and Wells Fargo Bank, N.A., as Trustee, the undersigned, as [           ], hereby notifies you that certain events have come to our attention that [will] [may] need to be disclosed on Form [10-D][10-K][8-K].

Description of Additional Form [10-D][10-K][8-K] Disclosure:

List of any Attachments hereto to be included in the Additional Form [10-D][10-K][8-K] Disclosure:

Any inquiries related to this notification should be directed to [              ], phone number: [       ]; email address: [              ].

[NAME OF PARTY],
as [role]

By:
Name:
Title:

G-4-1

cc:	Structured Asset Securities Corporation
745 Seventh Avenue, 13th Floor
New York, New York 10019
Attention: Mortgage Finance, LMT 2008-3

G-4-2

EXHIBIT H

FORM OF BACK-UP CERTIFICATION

Structured Asset Securities Corporation
745 Seventh Avenue, 13th Floor
New York, New York 10019
Attention: Mortgage Finance, LMT 2008-3

Re:	Lehman Mortgage Trust
Mortgage Pass-Through Certificates, Series 2008-3

The Trustee hereby certifies to the Depositor and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

(1) I have reviewed the annual report on Form 10-K for the fiscal year [____] (the “Annual Report”), and all reports on Form 10-D required to be filed in respect of period covered by the Annual Report (collectively with the Annual Report, the “Reports”), of the Trust;

(2) To my knowledge, (a) the Reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the Annual Report, and (b) the Trustee’s assessment of compliance and related attestation report referred to below, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by such assessment of compliance and attestation report;

(3) To my knowledge, the distribution information required to be provided by the Trustee under the Trust Agreement for inclusion in the Reports is included in the Reports;

(4) I am responsible for reviewing the activities performed by the Trustee under the Trust Agreement, and based on my knowledge and the compliance review conducted in preparing the assessment of compliance of the Trustee required by the Trust Agreement, and except as disclosed in the Reports, the Trustee has fulfilled its obligations under the Trust Agreement in all material respects; and

(5) The report on assessment of compliance with servicing criteria applicable to the Trustee for asset-backed securities of the Trustee and each Subcontractor utilized by the Trustee and related attestation report on assessment of compliance with servicing criteria applicable to it required to be included in the Annual Report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 has been included as an exhibit to the Annual Report. Any material instances of non-compliance are described in such report and have been disclosed in the Annual Report.

In giving the certifications above, the Trustee has reasonably relied on information provided to it by the following unaffiliated parties: [_____________]

Date:

H-1

Wells Fargo Bank, N.A., as Trustee

[Signature]
[Title]

H-2

EXHIBIT I

FORM OF CERTIFICATION REGARDING SERVICING CRITERIA TO BE ADDRESSED IN REPORT ON ASSESSMENT OF COMPLIANCE

Reg AB Reference	Servicing Criteria	Paying Agent (including the Trustee if acting as Paying Agent)	Trustee
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

Cash Collection and Administration
1122(d)(2)(i)
Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
		X	X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of over collateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

Reg AB Reference	Servicing Criteria	Paying Agent (including the Trustee if acting as Paying Agent)	Trustee
1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
X
Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of pool assets serviced by the Servicer.
X

Reg AB Reference	Servicing Criteria	Paying Agent (including the Trustee if acting as Paying Agent)	Trustee
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X	X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.		X1
1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements		X1
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.		X
1122(d)(4)(iv)
Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.

1 With respect to the Underlying Security, but not the Underlying Mortgage Loans.

Reg AB Reference	Servicing Criteria	Paying Agent (including the Trustee if acting as Paying Agent)	Trustee
1122(d)(4)(v)	The Servicer’s records regarding the pool assets agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor’s pool assets (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool assets, or such other number of days specified in the transaction agreements.

Reg AB Reference	Servicing Criteria	Paying Agent (including the Trustee if acting as Paying Agent)	Trustee
1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.